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                                                                   Exhibit 10.09






                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                   JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY

                                       AS

                                    Landlord

                                       AND

                          CONCORD COMMUNICATIONS, INC.

                                       AS

                                     Tenant


                                 March 17, 1994


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                                TABLE OF CONTENTS
SECTION                                                                    PAGE

   1.   Premises ..........................................................   1

   2.   Term ..............................................................   1

   3.   Use, Nuisance or Hazard ...........................................   3

   4.   Rent ..............................................................   3

   5.   Rent Adjustment ...................................................   6

   6.   Services to be Provided by Landlord ...............................  11

   7.   Repairs and Maintenance by Landlord ...............................  13

   8.   Repairs and Care of Building Complex by Tenant ....................  14

   9.   Tenant's Equipment and Installations ..............................  15

   10   Force Majeure .....................................................  15

   11.  Mechanic's and Materialman's Liens ................................  16

   12.  Parking and Service Areas .........................................  16

   13.  Insurance .........................................................  17

   14.  Quiet Enjoyment ...................................................  18

   15.  Alterations .......................................................  19

   16.  Furniture, Fixtures and Personal Property .........................  20

   17.  Taxes .............................................................  21

   18.  Assignment and Subletting .........................................  21

   19.  Fire and Casualty .................................................  24

   20.  Condemnation ......................................................  25

   21.  Hold Harmless .....................................................  26

   22.  Default by Tenant .................................................  27

   23.  Lien for Rent .....................................................  33

   24.  Right to Relocate .................................................  33

   25.  Attorney's Fees ...................................................  33

   26.  Non-Waiver ........................................................  34

   27.  Rules and Regulations .............................................  34

   28.  Assignment by Landlord ............................................  34




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                                      -ii-

   29.  Liability of Landlord .............................................  35

   30.  Subordination and Attornment ......................................  35

   31.  Holding Over ......................................................  36

   32.  Signs .............................................................  37

   33.  Hazardous Substances ..............................................  37

   34.  Compliance with Laws and Other Regulations ........................  38

   35.  Severability ......................................................  39

   36.  Notices ...........................................................  39

   37.  Obligations of Successors, Plurality, Gender ......................  40


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                                 LEASE AGREEMENT

         This Lease Agreement ("LEASE") is made and entered into as of the seventeenth day of March 1994, by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ("LANDLORD"), and CONCORD COMMUNICATIONS, INC. ("TENANT").

                                   WITNESSETH:
                                   -----------

                               Section 1. Premises

         A. Subject to all of the terms and conditions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those certain premises ("LEASED PREMISES"), as outlined on EXHIBIT B attached hereto, containing approximately 19,472 square feet of Rentable Area (as hereinafter defined) on the third and fourth floors of the six story office building known as 33 West ("BUILDING") located at 33 Boston Post Road West, Marlborough, Massachusetts. The land (more fully described in EXHIBIT A attached) and all improvements thereon and appurtenances thereto, including but not limited to the Building and related parking areas, shall be collectively hereinafter referred to as the "BUILDING COMPLEX."

         B. The term "RENTABLE AREA" shall be computed by measuring from the inside surface of the exterior glass of the outer Building walls, to the center of corridor walls, and to the center of all partitions which separate the Leased Premises from adjoining areas; plus Tenant's pro rata portion of areas common to all tenants of the Building including, but not limited to, corridors, lobbies, rest rooms, public areas, mechanical, electrical, telephone, janitorial or equipment room, closet or space, and spaces within the entire Building. Elevator shafts, stairwells, and other vertical chases shall be excluded in computing Rentable Area.

                                 Section 2. Term

         A. Except as provided to the contrary in Exhibit D, the Tenant Improvement Work Agreement (the "Work Letter"), this Lease shall remain in effect for a term ("TERM") of sixty (60) months, beginning at 12:01 A.M. on the first day of July 1994 ("COMMENCEMENT DATE") and expiring at 6:00 P.M. on the thirty-first day of June 1999 ("EXPIRATION DATE") unless sooner terminated ("TERMINATION DATE") as hereinafter provided.

         B. Landlord, subject to delays beyond its control, hereby agrees to perform its obligations with respect to the Leased Premises as set forth hereinafter and in the Work Letter. Other than as set forth in the Work Letter, Landlord shall have no obligation for the completion of the Leased Premises and except as provided for herein shall not be liable for any claims or damages arising in connection therewith nor by reason thereof. Tenant shall accept the Leased Premises in its "as is" condition as of the date Landlord delivers possession of the Leased Premises to Tenant in accordance with the provisions hereof and the Work Letter except as noted on the Punch List.


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         C. On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default of its covenants and obligations under the Lease and that only Tenant itself is occupying the entirety of the Leased Premises then demised to Tenant, both as of the time of exercise of the Options to Extend, as hereinafter defined, and at the commencement of the Extension Periods as hereinafter defined, then Tenant shall have the right to extend the Term hereof (the "Options to Extend") for two additional terms of three (3) years each (the "Extension Periods"), to commence immediately upon the expiration of the Term.

         Tenant may exercise its Options to Extend by giving written notice to Landlord (the "Extension Notice") on or before the date which is not earlier than six (6) months, but not later than four (4) months, prior to the expiration of the Term (as to exercise of the Options to Extend for the second three (3) year period, such Extension Notice being given not earlier than six (6) months, but not later than four (4) months, prior to the expiration of the first Extension Period herein referred to). Such Extension Periods shall be upon the same terms and conditions of this Lease, except that the Base Rent payable shall be 95% of the then fair market effective rent for the Leased Premises and the parking rate, if any, shall be the then fair market effective rate as determined by the local marketplace. For the purpose of this Section, fair market effective rent shall mean the Base Rent plus such additional financial terms in the nature of rent and rent adjustments customarily then being included in leases for comparable premises in such areas. Tenant shall, during the Extension Periods pay its proportionate share of any increase in Landlord's Operating Expenses, in either case over the base year then being quoted for leases in such premises in such areas. Said fair market effective rent for the Leased Premises shall be agreed upon by Landlord and Tenant; provided, however, if Landlord and Tenant are unable to agree on said fair market effective rent within thirty (30) days of the date of the Extension Notice, said fair market effective rent shall be conclusively determined by three (3) appraisers. Within fifteen (15) days of the expiration of such thirty (30) day period, Landlord and Tenant shall each select an appraiser, who shall select a third. Should the two appraisers fail to agree on a third within fifteen (15) days of the date on which such appraisers have been appointed, or if either Landlord or Tenant shall fail to appoint an appraiser within the time provided, such appraiser shall be appointed by the American Institute of Appraisers. Each party shall bear the cost of the appraiser selected by such party, and the cost of the third appraiser shall be shared equally by Landlord and Tenant. If the three appraisers are unable to agree upon such fair market effective rent within fifteen (15) days of the appointment of the third appraiser, the fair market effective rent shall be that determined by the appraiser not selected by either Landlord or Tenant.

                       Section 3. Use, Nuisance or Hazard

         A. The Leased Premises shall be used and occupied by Tenant solely for general office, software research and development, and service purposes and for no other purposes without the prior written consent of Landlord.

         B. Tenant shall not use, occupy or permit the use or occupancy of the Leased Premises for any purpose which Landlord, in its reasonable discretion, deems to be illegal, immoral or dangerous; permit any public or private nuisance; do or permit any act or thing which


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may disturb the quiet enjoyment of any other tenant of the Building Complex;
keep any substance or carry on or permit any operation which might introduce offensive odors or conditions into other portions of the Building Complex; use any apparatus which might make undue noise or set up vibrations in or about the Building Complex; permit anything to be done which would increase the premiums paid by Landlord for fire and extended coverage insurance on the Building Complex or its contents or cause a cancellation of any insurance policy covering the Building Complex or any part thereof or any of its contents; or permit anything to be done which is prohibited by or which shall in any way conflict with any law, statute, ordinance, or governmental rule or regulation now or hereinafter in force. Should Tenant do any of the foregoing without the prior written consent of Landlord, it shall constitute an Act of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder.

                                 Section 4. Rent

         A. Tenant hereby agrees to pay Landlord, at the address set forth in
Section 36 below, a base annual rental ("BASE RENT") of Two Hundred Thirty-Three Thousand Six Hundred Sixty-Four and 00/100 Dollars ($233,664.00) per year for the first, second and third year during the Term. The Base Rent shall be due and payable in twelve (12) equal installments ("MONTHLY RENT") in check or money order on or before the first day of each calendar month, in the sum of Nineteen Thousand Four Hundred Seventy-Two and 00/100 Dollars ($19,472.00) each. The Base Rent will increase to Two Hundred Fifty-Three Thousand One Hundred Thirty-Six and 00/100 Dollars ($253,136.00) per year for the fourth and fifth year during the Term, payable in twelve (12) equal installments ("MONTHLY RENT") in check or money order on or before the first day of each calendar month, in the sum of Twenty-One Thousand Ninety-Four and 67/100 Dollars($21,094.67) each. Notwithstanding the foregoing, provided no default of Tenant remains uncured beyond any applicable cure period, no monthly installment of Base Rent shall be due for the first and second month of the Term. In addition to the Base Rent, Tenant also agrees to pay any and all other sums of money as shall be become due and payable by Tenant as hereinafter set forth ("ADDITIONAL RENT"). The Monthly Rent and/or Additional Rent are sometimes hereinafter collectively called "Rent" and shall be paid when due in lawful money of the United States without demand, deduction, abatement or offset except as otherwise provided for herein at such place as Landlord may designate from time to time. All Rent and any other charges due and unpaid as of the Expiration Date or Termination Date shall be deemed due and payable thereon and, if unpaid as of such date, shall survive the Expiration Date or Termination Date. Landlord expressly reserves the right to apply the payment of Base Rent to any other items of Rent that are not paid by Tenant.

         B. Notwithstanding the above, in the event any Rent or other amounts owing hereunder are not paid within five business (5) days after the due date, then Landlord and Tenant agree that Landlord will incur additional administrative expenses, the amount of which will be difficult, if not impossible, to determine. Accordingly, in addition to such required payment, Tenant shall pay to Landlord, upon demand, an additional one time late charge ("LATE CHARGE"), as Additional Rent, for any such late payment in the amount of ten percent (10%) (unless such payment is lost in transit) of the amount of such late payment. Failure to pay any applicable Late Charge shall be deemed Monetary Default (as hereinafter defined). Provision for the Late


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Charge shall be in addition to all other rights and remedies available to
Landlord hereunder, at law or in equity, and shall not be construed as liquidated damages or limiting Landlord's remedies in any manner. Failure to charge or collect such Late Charge in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such Late Charges in connection with any other or similar or like late payments.

         The amount of Nineteen Thousand Four Hundred Seventy-Two and 00/100 Dollars ($19,472.00) shall be due and payable upon the execution of this Lease by Tenant, which sum shall be the Monthly Rent for the third complete calendar month of occupancy of the Term. Additionally, Tenant agrees to establish an irrevocable standby Letter of Credit for the benefit of the Landlord in the sum of Thirty-Eight Thousand Nine Hundred Forty-Four and 00/1 00 Dollars ($38,944.00) upon the execution of this Lease as security for Tenant's faithful performance of all of the terms, covenants, conditions, and obligations required to be performed by Tenant hereunder ("SECURITY DEPOSIT"). Should Tenant default on any of such terms, covenants, conditions, or obligations hereunder, Landlord may, from time-to-time and without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of Rent; or to pay any sums owed to Landlord by Tenant; or for any damage, injury, expense or liability sustained by Landlord as a result of any default, including but not limited to any damages or deficiencies incurred in the reletting of the Leased Premises, or any attorneys' fees associated therewith, regardless of whether the accrual of such damages or deficiencies occurs before or after an eviction, or for the cost of cleaning the Leased Premises. Should Landlord ever use all or any portion of the Security Deposit to cure any such default by Tenant, Tenant shall be required to replace and replenish all or any portion of the Security Deposit used in connection with such cure within ten (10) days from Tenant's receipt of written request by Landlord therefor. Failure by Tenant to replace or replenish the Security Deposit within said time shall constitute an Act of Default (as hereinafter defined) and shall enable Landlord to resort to any of its remedies hereunder. The Security Deposit shall not be considered an advance payment of Rent nor a measure of Landlord's damages in case of default by Tenant. Landlord shall not be required to separately account for the Security Deposit and may comingle same with any of Landlord's funds. If Tenant performs all of its obligations hereunder, the Security Deposit shall be returned without payment of interest thereon to Tenant within sixty (60) days after the Expiration Date or Termination Date, whichever is later.

         D. If the Term commences on a date other than the first day of a calendar month or terminates on a date other than the last day of a calendar month, the Rent for such partial months shall be prorated to the actual number of days Tenant is in occupancy of the Leased Premises for said partial months.

         E. All Rents and any other amounts payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the date due until paid at a rate equal to the prime commercial rate established from time to time by Bank of Boston plus two (2%) percent per annum but not in excess of the maximum legal rate permitted by law. Failure to charge or collect such interest in connection with any one or more such late payments shall not constitute a waiver of Landlord's right to charge and collect such interest in connection with any other or similar or like late payments.



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                                      -5-

         F. If Tenant fails to timely make two (2) consecutive payments of Monthly Rent or makes two (2) consecutive payments of Monthly Rent which are returned to Landlord by Tenant's financial institution for insufficient funds, Landlord may require, by giving written notice to Tenant, that all future payments of Rent shall be made in cashier's check or money order. The foregoing is in addition to any other remedy of Landlord hereunder, at law or in equity.

                           Section 5. Rent Adjustment

         A.       Definitions

                  1. "OPERATING EXPENSES", as said term is used herein, shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation or maintenance of the Building Complex. If less than ninety-five percent (95%) of the Rentable Area of the Building is actually occupied during any Lease Year (as hereinafter defined), Operating Expenses for such Lease Year shall be the amount that the Operating Expenses should have been for such Lease Year had ninety-five percent (95%) of the Rentable Area of the Building been occupied during all of such Lease Year, as determined by Landlord. Operating Expenses shall be computed on an accrual basis, determined in accordance with generally accepted accounting principles, consistently applied, and shall include, but not be limited to, the items as listed below.

                           a. Wages, salaries and any and all taxes, insurance
                  and benefits of the Building manager and any clerical or maintenance employees directly associated with the operation of the Building.

                           b. All expenses for the Building management office
                  including rent, office supplies, and materials therefor.

                           c. All supplies, materials and tools used for the
                  Building Complex.

                           d. All costs incurred in connection with the
                  operation, maintenance and repair of the Building Complex including, but not limited to, the following: elevators; heating, ventilating and air conditioning systems; security; cleaning and janitorial; parking lot and landscape; window washing; and license, permit and inspection fees, excluding expenses for any item or service which Tenant separately reimburses Landlord and expenses incurred by Landlord to the extent the same are reimbursable or reimbursed from any other tenants.

                           e. Costs of water, sewer, electric and any other
                  utility charges related to the Building Complex.


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                                      -6-

                           f. Costs of casualty, rental interruption and
                  liability insurance, and any deductibles payable thereunder related to the Building Complex.

                           g. Management fees not to exceed a sum equal to five
                  percent (5%) of the Rents derived from the Building Complex.

                           h. Any and all Taxes (as hereinafter defined) whether
                  Federal, State, County or Municipal and whether by taxing districts or authorities presently in existence or by others subsequently created (excluding, however, Federal and State taxes on income, if any) and any costs and expenses of contesting the validity of same. "TAXES" shall mean all ad valorem taxes, personal property taxes, and all other taxes, assessments, use and occupancy taxes, transit taxes, water and sewer charges, excises, levies, license and all other similar charges, levies, or taxes, if any, which are levied, assessed, or imposed upon or due and payable in connection with, or a lien upon, the land, the Building, or facilities used in connection therewith, and (other than taxes, assessments or other charges measured by net income) rentals or receipts therefrom and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments, or other charges included in this definition of Taxes.

                           i. The cost of any capital improvements made to the
                  Building Complex by Landlord after the date of this Lease which is or may be required by any law, ordinance, rule, regulation or otherwise that was not applicable or in effect at the time the Building Complex was constructed, including but not limited to the Americans with Disabilities Act, amortized over such period consistent with generally accepted accounting principles, consistently applied as Landlord shall reasonably determine, together with interest not to exceed prime plus one percent (1%) on the unamortized balance. Landlord shall be responsible for complying with the Americans with Disabilities Act requirements in the Common Areas of the Building Complex. Tenant shall be responsible for complying with the Americans with Disabilities Act requirements in the Leased Premises.

                           j. The cost of any labor or energy saving device or
                  other equipment installed by Landlord which improves the operating efficiency of any system within the Building Complex and thereby reduces Operating Expenses. Landlord may add to Operating Expenses in each Lease Year during the useful life of such device or equipment an amount equal to the annual amortization allowance of the cost of such device or equipment as determined in accordance with generally accepted accounting principles, consistently applied, together with interest not to exceed prime plus one percent (1%) on the unamortized balance thereof; provided, however, that the amount of such allowance and interest shall not exceed the annual cost or expense reduction attributed by Landlord to such device or equipment; and further provided that in no event shall such allowance and interest increase Tenant's Share (as hereinafter defined) of increases in Operating


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                  Expenses over what it would have been if such device or
                  equipment had not been installed.

                           k. Legal, accounting, inspection and consultation
                  fees incurred in connection with the operation of the Building Complex, excluding those costs incurred in connection with leasing activities.

         Expressly excluded from Operating Expenses are the following items:

                           a. Replacement of capital investment items (except as
                  provided hereinabove);

                           b. Advertising and leasing commissions;

                           c. Repairs and restoration paid for by the proceeds
                  of any insurance policies or recoveries of any nature;

                           d. Principal, interest and other costs directly
                  related to financing the Building Complex;

                           e. The cost of special services to tenants (including
                  Tenant) for which a special charge is made;

                           f. Any costs or expenses associated with or incurred
                  in connection with the removal, enclosure, encapsulation or other handling of asbestos or other hazardous or toxic materials or substances, excluding removal of such material in ordinary maintenance and repair of the Building Complex;

                           g. Cost of installing, operation and maintaining any
                  specialty services, such as an observatory, broadcast facilities, excluding cafeteria and athletic or recreation center;

                           h. Any cost of painting or decoration of any interior
                  parts of the Building or Project other than the common areas, common facilities, and mechanical rooms;

                           i. Landlord's general overhead attributable to the
                  activities of Landlord's officers and executives;

                           j. Cost of acquiring sculptures, paintings and other
                  objects of art exceeding $5,000.

                  2. "LEASE YEAR" shall mean the twelve (12) month period commencing January 1 and ending December 31.


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                  3. "TENANT'S BUILDING PERCENTAGE" shall mean Tenant's
         percentage of the entire Building as determined by dividing the Rentable Area of the Leased Premises by the total Rentable Area of the Building, which is 106,347 square feet. For the purposes of this Section, Tenant's Building Percentage is 18.31%. If there is a change in the total Building Rentable Area as a result of an addition to the Building, partial destruction, modification or similar cause, which event causes a reduction or increase on a permanent basis, Landlord shall cause adjustments in the computations as shall be necessary to provide for any such changes. Landlord's system for measurement applied to all lessees shall be used to determine Rentable Area.

         B. In the event that the Operating Expenses of Landlord's operation of the Building Complex during any Lease Year of the Term shall exceed the actual Operating Expenses for the Building Complex for the 1994 calendar year as adjusted to ninety-five percent (95%) occupancy ("BASE YEAR"), Tenant shall pay to Landlord, as Additional Rent, "TENANT'S SHARE" (as hereinafter defined) of the difference between the Operating Expenses for a particular Lease Year and the Base Year. "TENANT'S SHARE" shall be determined by multiplying any such difference between Operating Expenses for any Lease Year and the Base Year or pro rata portion thereof, respectively, by Tenant's Building Percentage. Landlord shall have the right, at any time during the Term after January 1, 1995, to collect monthly ("MONTHLY ESCALATION PAYMENTS") from Tenant any amounts owed or to be owed by Tenant under this Section, said Monthly Escalation Payments shall be in such amounts reasonably estimated by Landlord for any Lease Year and shall be based on Landlord's operating budget for such Lease Year. The Monthly Escalation Payments shall be due and payable at the same time and in the same manner as the Monthly Rent. Landlord shall, within ninety (90) days after the end of each Lease Year in which Tenant shall owe Additional Rent as herein provided, give written notice thereof to Tenant, which notice shall also contain or be accompanied by a statement of the Operating Expenses during such Lease Year and by a computation of any Additional Rent due as the result of any such differences in Operating Expenses. Failure of Landlord to give Tenant said notice within said time period shall not be a waiver of Landlord's right to collect said Additional Rent. When Landlord presents Tenant with a statement of any Additional Rent due by Tenant for any Lease Year, Tenant shall pay Landlord the difference between Tenant's Share of any increases in Operating Expenses and the amount of Monthly Escalation Payments made by Tenant attributable to said Lease Year within thirty (30) days; or Tenant shall receive a credit therefor if Tenant's Share is less than the amount of Monthly Escalation Payments collected by Landlord attributable to said Lease Year, said credit shall be applied to future Monthly Escalation Payments to become due hereunder. If real estate taxes, utilities, janitorial services or any other components of Operating Expenses increase during any Lease Year, Landlord may revise Monthly Escalation Payments due during such Lease Year by giving Tenant thirty (30) days written notice to that effect; and, thereafter Tenant, shall pay, in each of the remaining months of such Lease Year, a sum equal to the amount of revised difference in Operating Expenses times Tenant's Building Percentage divided by the number of months remaining in such Lease Year.

         C. During the Term, Tenant or Tenant's duly authorized representative, at Tenant's sole cost and expense, shall have the right to audit Landlord's books and records pertaining to Operating Expenses at the Massachusetts offices of Landlord during Landlord's ordinary

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                                      -9-

business hours; or, at Landlord's sole discretion, Landlord may provide an audit of such books and records prepared by a certified public accountant of Landlord's selection, which shall be deemed to be conclusive for the purposes of this Lease. If within sixty (60) days following receipt of the Operating Expense statement, neither party hereto delivers to the other party a notice referring in reasonable detail to one or more errors in such statement, it shall be deemed conclusively that the information set forth in such statement is correct provided, however, that if Landlord receives a real estate tax abatement attributable to any year or partial year in which Tenant paid Additional Rent for Operating Expenses attributable to real estate taxes then, after deducting all costs incurred by Landlord in obtaining such abatement, Tenant shall be entitled to an equitable share of such an abatement based upon the percentage of the real estate taxes for such year that Tenant had paid as part of its Additional Rent for Operating Expenses. Tenant shall be entitled to conduct or require such audit to be conducted not more than one time during any Lease Year of the Term. In no event shall payment of Rent ever be contingent upon the performance of such audit.

         The Tenant's obligation with respect to its pro rata share of the Operating Expenses shall survive the Expiration Date or Termination Date of this Lease and the Landlord shall have the right to retain the Security Deposit, or so much thereof as it deems necessary, to secure payment of the Tenant's Share for the portion of the final year of the Lease during which the Tenant was obligated to pay such expenses. If the Tenant occupies the Leased Premises for less than a full calendar year during the first or last calendar years of the Term, the Tenant's Share for such partial year shall be calculated by proportionately reducing the Base Year Operating Expenses to reflect the number of months in such year during which Tenant occupied the Leased Premises (the "ADJUSTED BASE OPERATING EXPENSES"). The Adjusted Base Operating Expenses shall then be compared with the actual Operating Expenses for said partial year to determine the amount, if any, of any increases in the actual Operating Expenses for such partial year over the Adjusted Base Operating Expenses. The Tenant shall pay its Tenant's Share of any such increases within thirty (30) days following receipt of notice thereof.

                 Section 6. Services to be Provided by Landlord

         A. Subject to Section 5 herein, Landlord shall pay for and furnish to Tenant, while occupying the Leased Premises, the following services:

                  1. Electrical facilities to furnish sufficient power for lighting in the Leased Premises, typewriters, voice writers, calculating machines, personal computers, and other machines of similar low electrical consumption and requirements indicated on Exhibit D-1; but not including electricity required for any other item of electrical equipment which singly consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volts single phase. Tenant shall pay directly to the applicable utility company, such charges as may be separately metered (the cost of such meter and its installation shall be borne by Tenant).

                  2. Hot, cold and refrigerated water at those points of supply provided for general use of all lessees in the Building;


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                                      -10-

                  3. Janitorial service on a five (5) day week basis at no extra charge pursuant to EXHIBIT F. Carpet cleaning, except as provided in normal business services, shall be performed at Tenant's request and at Tenant's expense;

                  4. Air conditioning and heating as reasonably required for comfortable use and occupancy under ordinary office conditions from 7:00 a.m. to 6:00 p.m., Monday through Friday, and 8:00 a.m. to 1:00 p.m., Saturdays; but not on Sundays or any holidays observed by a majority of the Building lessees from time to time;

                  5. Replacement of all standard fluorescent bulbs in all areas and all incandescent bulbs in public areas, rest room areas, and stairwells. Routine maintenance and electric lighting service for all public areas of the Building Complex in a manner and to the extent deemed by Landlord to be standard;

                  6. Security for the Building Complex as may be deemed necessary by Landlord. Landlord shall not be liable to Tenant for losses due to theft, burglary or damages done by unauthorized persons on the Building Complex.

         B. Landlord shall not be liable for any loss or damage arising or alleged to arise in connection with the failure, stoppage or interruption of any such services; nor shall the same be construed as an eviction of Tenant, work an abatement of Rent, entitle Tenant to any reduction in Rent, or relieve Tenant from the operation of any covenant or condition herein contained. It being further agreed that Landlord reserves the right to temporarily discontinue such services or any of them at such times as may be necessary by reason of accident, unavailability of employees, repairs, alterations, or improvements, or whenever by reason of strikes, lockouts, riots, acts of God or any other happening or occurrence beyond the reasonable control of Landlord. In the event of any such failure, stoppage or interruption of services, Landlord shall use reasonable diligence to have the same restored. Notwithstanding the foregoing, if such services shall be discontinued for more than one hundred eighty (180) consecutive days, Tenant shall be entitled to terminate the Lease during the time of interruption with thirty (30) days prior written notice. Neither diminution nor shutting off of light or air or both nor any other effect on the Building Complex by any structure erected or condition now or hereafter existing on lands adjacent to the Building Complex shall affect this Lease, abate Rent, or otherwise impose any liability on Landlord.

         Landlord shall have the right to reduce heating, cooling or lighting within the Leased Premises and in the public area in the Building as required by any mandatory fuel or energy-saving program.

         Unless otherwise provided by Landlord, Tenant shall separately arrange with the applicable local public authorities or utilities, as the case may be, for the furnishing of and payment for all electricity and telephone services as may be required by Tenant in the use of the Leased Premises. Tenant shall directly pay for such electricity and telephone services, including the establishment and connection thereof, at the rates charged for such services by said authority or utility; and the failure of Tenant to obtain or to continue to receive such services for any reason whatsoever shall not relieve Tenant of any of its obligations under this Lease.

                 Section 7. Repairs and Maintenance by Landlord

         A. Landlord shall provide for the cleaning and maintenance of the public portions of the Building Complex in keeping with the ordinary standard for first class office buildings as a part of Operating Expenses. Unless otherwise expressly stipulated herein, Landlord shall not be required to make any improvements or repairs of any kind or character to the Leased Premises during the Term, except such repairs as may be required to the exterior walls, corridors, windows, roof and other structural elements and equipment of the Building Complex, and such additional maintenance as may be necessary because of the damage caused by persons other than Tenant, its agents, employees, licensees or invitees. Special leasehold improvements will, at Tenant's written request, be maintained by Landlord, at Tenant's cost, plus an additional charge of ten percent (10%) of such cost to maintain same to cover Landlord's overhead.

         B. Landlord, or Landlord's officers, agents and representatives (subject to any security regulations imposed by any governmental authority) shall have the right subject to 24-hour notification to enter all parts of the Leased Premises at all reasonable hours to inspect, clean, make repairs, alterations, and additions to the Building Complex or the Leased Premises which it may deem necessary or desirable, to make repairs to adjoining spaces, to cure any defaults of Tenant hereunder that Landlord elects to cure, to show this Leased Premises to prospective Tenants, or to provide any service which it is obligated or elects to furnish to Tenant; and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall have the right to enter the Leased Premises at any time and by any means in the case of an emergency.

            Section 8. Repairs and Care of Building Complex by Tenant

         If the Building, the Building Complex or any portion thereof including but not limited to the elevators, boilers, engines, pipes and other apparatus, or members of elements of the Building (or any of them) used for the purpose of climate control of the Building or operating the elevators, or if the water pipes, drainage pipes, electric lighting or other equipment of the Building or the roof or outside walls of the Building or parking facilities of Landlord and also the Leased Premises improvements including but not limited to the carpet, wall covering, doors and woodwork, become damaged or are destroyed through the negligence, carelessness or misuse of the Tenant, its servants, agents, employees or anyone permitted by Tenant to be in the Building, or through it or them, then the cost of the necessary repairs, replacements or alterations shall be borne by the Tenant who shall forthwith pay the same on demand to the Landlord as Additional Rent. Landlord shall have the exclusive right, but not the obligation, to make any repairs necessitated by such damage.

         Tenant agrees, at its sole cost and expense, to repair or replace any damage or injury done to the Building Complex, or any part thereof, caused by Tenant, Tenant's agents, employees, licensees or invitees which Landlord elects not to repair. Tenant shall not injure the Building

Complex or the Leased Premises and shall maintain the Leased Premises in a clean, attractive condition and in good repair. If Tenant fails to keep the Leased Premises in such good order, condition and repair as required hereunder to the satisfaction of Landlord, Landlord may restore the Leased Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof, Tenant shall pay to Landlord, as Additional Rent, upon demand, the cost of restoring the Leased Premises to such good order and condition and of the making of such repairs plus an additional charge of ten percent (10%) thereof. Tenant shall leave the Leased Premises at the end of each business day in a reasonably tidy condition for the purpose of allowing the performance of the Landlord's cleaning services. Upon the Expiration Date or Termination Date, Tenant shall surrender and deliver up the Leased Premises to Landlord in the same condition in which they existed at the Commencement Date, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. Upon the Expiration Date or Termination Date, Landlord shall have the right to re-enter and possession of the Leased Premises.

         Tenant shall not provide any janitorial or cleaning services without Landlord's written consent, and then only subject to supervision of Landlord, at Tenant's sole responsibility, and by a janitorial or cleaning contractor or employees at all time satisfactory to Landlord.

                 Section 9. Tenant's Equipment and Installations

         If heat-generating machines or equipment, including telephone equipment, cause the temperature in the Leased Premises, or any part thereof, to exceed the temperatures the Building's air conditioning system would be able to maintain in such Leased Premises were it not for such heat generating equipment, then Landlord reserves the right to install supplementary air conditioning units in the Leased Premises, and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord.

         Except for desk or table mounted typewriters, adding machines, office calculators, dictation equipment, personal computers, and other equipment used in its normal business operations, Tenant shall not install within the Leased Premises any fixtures, equipment, facilities or other improvements without the specific written consent of Landlord. Tenant shall not, without the specific written consent of Landlord, install or maintain any apparatus or device within the Leased Premises which shall increase the usage of electrical power or water for the Leased Premises to an amount greater than would be normally required for general office use for space of comparable size in Boston, Massachusetts; and if any such apparatus or device is so installed, Tenant agrees to furnish Landlord written agreement to pay for any additional costs of utilities as the result of said installation.

                            Section 10. Force Majeure

         It is understood and agreed that with respect to any service to be furnished or obligations to be performed by Landlord or Tenant that in no event shall Landlord or Tenant be liable for failure to furnish or perform the same when prevented from doing so by strike, lockout, breakdown, accident, supply or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish such service or meet such obligation; or because of war or other emergency; or for any cause beyond Landlord's or Tenant's reasonable control; or for any cause due to any act or omission of Landlord or Tenant or its agents, employees, licensees, invitees, or any persons claiming by, through or under Landlord or Tenant.

                 Section 11. Mechanic's and Materialman's Liens

         A. Tenant shall not suffer or permit any mechanic's or materialman's lien to be filed against the Leased Premises or any portion of the Building Complex by reason of work, labor, services, or materials supplied or claimed to have been supplied to Tenant. Nothing herein contained shall be deemed or construed in any way as constituting the consent or request of the Landlord, expressed or implied, by inference or otherwise, for any contractor, subcontractor, laborer or materialman to perform any labor or to furnish any materials or to make any specific improvement, alteration or repair of or to the Leased Premises or any portion of the Building Complex; nor of giving the Tenant any right, power or authority to contract for, or permit the rendering of, any services or the furnishing of any materials that could give rise to the filing of any mechanic's or materialman's lien against the Leased Premises or any portion of the Building Complex.

         B. If any such mechanic's or materialman's lien shall at any time be filed against the Leased Premises or any portion of the Building Complex as the result of any act or omission of Tenant, Tenant covenants that it shall, within twenty (20) days after the Tenant has notice of the claim for lien, procure the discharge thereof by payment or by giving security or in such other manner as is or may be required or permitted by law or which shall otherwise satisfy Landlord. If Tenant fails to take such action, Landlord, in addition to any other right or remedy it may have, may take such action as may be reasonably necessary to protect its interests. Any amounts paid by Landlord in connection with such action and all reasonable legal and other expenses of Landlord incurred in connection therewith, including reasonable attorney's fees, court costs and other necessary disbursements shall be repaid by the Tenant to the Landlord on demand.

                      Section 12. Parking and Service Areas

         A. Tenant as well as all of Tenant's employees, shall park their vehicles in those areas designated by Landlord, provided that the parking area is on the existing site, and shall comply with all municipal, subdivisional or other restrictive covenants imposed on Landlord by any restrictive authorities. Vehicles shall be towed at owner's expense for any of the following violations:

                  1. parking in any area other than as specifically designated by Landlord; or

                  2. failure of such vehicle to have a parking permit, if issued by Landlord, properly affixed thereto; or

                  3. parking across stripes marking the parking spaces.

         At all times during the Term, Landlord has the right, but not the obligation, to issue parking permits which shall authorize the parking of vehicles of Tenant or its employees in such areas as may be designated by Landlord. Landlord, at its discretion, may designate the specific space or area in which vehicles shall be parked and may change the same from time-to-time. Landlord may make, modify, or enforce rules and regulations relating to the parking of vehicles, and Tenant hereby agrees to obey such rules and regulations that apply to all tenants.

         B. Landlord agrees to furnish not less than sixty-eight (68) parking spaces throughout the Term. Said spaces shall include three (3) covered, reserved and sixty-five (65) uncovered, unreserved. Within ten (10) days from Tenant's receipt of Landlord's written request, Tenant shall furnish to Landlord the license numbers of all vehicles of Tenant's employees. Landlord shall not be liable for any property damage or bodily injury arising from the use of the parking areas by Tenant, its agents, employees, licensees or invitees; and Tenant hereby agrees to indemnify and hold Landlord harmless from any and all claims arising or alleged to arise in connection therewith.

                              Section 13. Insurance

         A. Landlord shall maintain, as a part of Operating Expenses, fire and extended coverage insurance on the Building Complex. Such insurance shall be maintained with an insurance company, in amounts desired by Landlord or Landlord's mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the holder of any mortgage or deed of trust which may now or hereafter encumber the Building Complex.

         B. Tenant shall maintain, at its sole cost and expense, comprehensive general liability insurance (including coverage for bodily injury and death, property damage, fire legal liability, and owner's contractors protective liability with respect to the Leased Premises to the extent that the same is not covered by Landlord's own insurance) in a form and with an insurance company acceptable to Landlord in a minimum amount of $500,000 for property damage, $500,000 for injury to or death of one person, and $1,000,000 for injury to or death of more than one person in each occurrence. At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policy to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policy on deposit with Landlord at all times during the Term, then Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten
(10) days after Tenant's receipt of Landlord's request for payment thereof. Said policy of insurance shall name Landlord and Tenant as the insureds and shall be non-cancelable with respect to Landlord except after thirty (30) days' written notice from the insurer to Landlord.

         C. Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other, its agents, employees, licensees or invitees for any loss or damage to or by the Leased Premises or the Building Complex or any personal property of such party therein or thereon by reason of fire, the elements, or any other cause which would be insured against under the terms of the insurance policies referred to hereinabove, regardless of cause or origin, including act or omission of the other party hereto, its agents, employees, licensees or invitees. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties. This waiver shall be ineffective against any insurer of Landlord or Tenant to the extent that such waiver is prohibited by the laws and insurance regulations of the state of Massachusetts. The parties hereto agree that any and all such insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: "This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the property described therein."

                           Section 14. Quiet Enjoyment

         Provided Tenant has performed all its obligations under this Lease, including but not limited to the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the Term, without hindrance by Landlord, subject to the provisions and conditions set forth in this Lease.

                             Section 15. Alterations

         Tenant agrees that it shall not make or allow to be made any alterations, physical additions, or improvements in or to the Leased Premises without first obtaining the written consent of Landlord in each instance, which consent may be given or withheld in Landlord's reasonable discretion. At the time of said request, Tenant shall submit to Landlord plans and specifications of the proposed alterations, additions or improvements; and Landlord shall have a period of not less than fifteen (15) business days therefrom in which to review and approve or disapprove said plans. In any instance where Landlord grants such consent, it shall be contingent and conditioned upon Tenant's contractors, laborers, materialmen and others furnishing labor or materials for Tenant's construction working in harmony and not interfering with any laborer utilized by Landlord, Landlord's contractors, laborers or materialmen; and if at any time such entry by one or more persons furnishing labor or materials for Tenant's work shall cause such disharmony or interference, the consent granted by Landlord to Tenant may be withdrawn immediately upon written notice from Landlord to Tenant. Upon the completion of such work and upon request thereof by Landlord, Tenant shall provide Landlord copies of all waivers or releases of lien from any and all of Tenant's contractors, laborers, materialmen and others furnishing labor or materials for Tenant's construction. All Tenant Work (all as defined in EXHIBIT D attached) and any alterations, modifications or additions thereto to the Building Complex or the Leased Premises shall not be removed by Tenant either during the Term or upon the Expiration Date or Termination Date without the express written approval of Landlord. Tenant shall not be entitled to any reimbursement or compensation resulting from its payment of the cost of constructing all or any portion of said improvements or modifications thereto unless otherwise expressly agreed by Landlord in writing. Tenant agrees specifically that no food, soft drink, or other vending machine shall be installed within the Leased Premises, without the prior written consent of Landlord provided that the current cafeteria, food and vending services remain available.

         Landlord's approval of Tenant's plans for work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities, including but not limited to the Americans with Disabilities Act. Landlord may, at its option, at Tenant's expense, require that the Landlord's contractors be engaged for any mechanical or electrical work or other leasehold improvement.

         At least five (5) days prior to the commencement of any work permitted to be done by persons requested by the Tenant on the Leased Premises, the Tenant shall notify the Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work. During any such work on the Leased Premises, the Landlord, or its representatives, shall have the right to go upon and inspect the Leased Premises at all reasonable times, and shall have the right to post and keep posted thereon building permits or to take any further action which the Landlord may deem to be proper for the protection of the Landlord's interest in the Leased Premises.

              Section 16. Furniture, Fixtures and Personal Property

         A. Tenant, at its sole cost and expense, may remove its trade fixtures, office supplies and moveable office furniture and equipment not attached to the Building Complex or Leased Premises provided:

                  1. such removal is made not later than the Expiration Date or Termination Date;

                  2. Tenant is not in default of any obligation or covenant under this Lease at the time of such removal; and

                  3. Tenant promptly repairs all damage caused by such removal.

         B. If Tenant does not remove its trade fixtures, office supplies and moveable furniture and equipment as hereinabove provided by the Expiration or Termination Date (unless prior arrangements have been made with Landlord and Landlord has agreed in writing to permit Tenant to leave such items in the Leased Premises for an agreed period), then, in addition to its other remedies at law or in equity, Landlord shall have the right to have such items removed and stored at Tenant's sole cost and expense and all damage to the Building Complex or the Leased Premises resulting from said removal shall be repaired at the cost of Tenant, and Tenant shall not have any further rights with respect thereto or reimbursement therefor. Unless agreed in writing to the contrary, all other property in the Leased Premises, any alterations or additions to the Leased Premises (including wall-to-wall carpeting, paneling, wall covering, specially constructed or built-in cabinetry or bookcases), and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof at the Expiration of Termination Date regardless of initial payor; and Tenant hereby waives all rights to any payment or compensation therefor. If, however, Landlord so requests in writing, Tenant shall remove, prior to the Expiration Date or Termination Date, any and all alterations, additions, fixtures, equipment and property placed or installed in the Leased Premises and shall repair any damage caused by such removal.

         C. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Leased Premises by Tenant or anyone claiming under Tenant, may be on the Leased Premises or elsewhere in the Building Complex shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord unless due to the gross negligence of Landlord.

                                Section 17. Taxes

         During the Term hereof, Tenant shall pay, prior to delinquency, all business and other taxes, charges, notes, duties and assessments levied, and rates or fees imposed, charged, or assessed against or in respect of Tenant's occupancy of the Leased Premises (except to the extent otherwise payable by Landlord hereunder) or in respect of the personal property, trade fixtures, furnishings, equipment, and all other personal property of Tenant contained in the Building Complex, and shall hold Landlord harmless from and against all payment of such taxes, charges, notes, duties, assessments, rates, and fees. Tenant shall cause said fixtures, furnishings, equipment, and other personal property to be assessed and billed separately from the real and personal property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment, and other personal property shall be assessed and taxed with Landlord's real property, Tenant shall pay to Landlord Tenant's share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's property provided however that Tenant has not previously made such payments.

                      Section 18. Assignment and Subletting

         A. Neither Tenant nor Tenant's legal representatives nor successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest therein, and any attempt to do so without the prior express written consent of Landlord shall be void, of no effect, and constitute an Act of Default (as hereinafter defined). This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of Tenant's interest in any or all such subleases.

         B. A sale, transfer, pledge or hypothecation by Tenant of all or substantially all of its assets or all or substantially all of its stock, if Tenant is a publicly traded corporation, a merger of Tenant with another corporation; or the sale, transfer, pledge or hypothecation of fifty percent (50%) or more of the stock of Tenant if Tenant's stock is not publicly traded; or the sale, transfer, pledge or hypothecation of fifty percent (50%) or more of the beneficial ownership interest in Tenant if Tenant is a partnership without the prior written consent of Landlord, shall constitute a prohibited assignment hereunder, subject to the limitations set forth above; provided that no consent shall be required (but ten business days prior written notice shall be provided to Landlord) in the event of the merger of Tenant or the sale or transfer of 50% or more of the stock of Tenant provided the net worth of Tenant (or the resulting corporation if Tenant is merged) is not less than the net worth of Tenant immediately prior thereto and the nature of Tenant's business remains unchanged.

         C. If Tenant should desire to assign this Lease or sublease the Leased Premises or any portion thereof, Tenant shall give Landlord written notice of such desire to make such assignment or effect such sublease. At the time of giving such notice, Tenant shall provide Landlord with a copy of the proposed assignment or sublease document, and such information as Landlord may reasonably request concerning the proposed sublessee or assignee to assist Landlord in making an informed judgment regarding the financial condition, reputation, operation and general desirability of the proposed sublessee or assignee. Landlord shall then have a period of fifteen (15) business days following receipt of such notice within which to notify Tenant in writing of Landlord's election to:

                  1. terminate this Lease a to the space so affected as of the date specified by Tenant, in which event Tenant shall be relieved of all further obligations hereunder as to the Leased Premises or said portion thereof, after paying all Rent due as of the Termination Date, or

                  2. permit Tenant to assign or sublet the Leased Premises or said portion thereof, or

                  3. refuse to consent to Tenant's assignment or subleasing of the Leased Premises or said portion thereof and to continue this Lease in full force and effect as to the entire Leased Premises.

         If Landlord should fail to notify lessee of its election within said fifteen (15) business day period, Landlord shall have elected option C.2. above. Landlord and Tenant agree that, in the event of any approved assignment or subletting, the rights of any such assignee or sublessee of Tenant herein shall be subject to all of the terms, conditions and provisions of this Lease, including, without limitation, restriction on use and the covenant to pay Rent. Landlord, at Tenant's option, may collect Rent directly from such assignee or sublessee and apply the amount so collected to the Rent herein reserved. No such consent to or recognition of any such assignment or subletting shall constitute a release of Tenant or any guarantor of Tenant's performance hereunder from further performance by Tenant or such guarantor of covenants undertaken to be performed by Tenant herein. Tenant and/or such guarantor shall remain liable and responsible for all Rent and other obligations herein imposed upon Tenant. Consent by Landlord to a particular assignment, sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. In any case the Landlord consents to any such assignment, sublease or other transaction, Tenant shall pay any reasonable attorneys' fees incurred by Landlord in connection with such transaction. All documents utilized by Tenant to evidence any subletting or assignment for which Landlord's consent has been requested, shall be subject to prior approval by Landlord or its attorney. If any Rent payable to Tenant by any sublessee, assignee, licensee or other transferee exceeds the Rent reserved herein; then Tenant shall be bound and obligated to pay Landlord 50% of such excess Rent within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case might be; provided that Tenant shall be entitled to deduct from the excess Rent all expenses directly or indirectly incurred as a result of the subletting, assignment, licensing, of other transferring as the case might be.

         D. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. Section 101 et. seq. ("BANKRUPTCY CODE"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any such monies or other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to whom this Lease is so assigned shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease as of the date of such assignment. Any such assignee shall, upon demand therefor, execute and deliver to Landlord an instrument confirming such assumption. In no event shall Tenant have any right to sublet or assign if there exists any default under this Lease.

         E. Notwithstanding the foregoing provisions, any consents required by Landlord under this Section shall not be unreasonably withheld or untimely delayed.

                          Section 19. Fire and Casualty

         A. If the Leased Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building Complex shall be so damaged by fire or other casualty that (1) substantial alteration or reconstruction of the Building Complex shall be, in Landlord's reasonable opinion, required (whether or not the Leased Premises shall have been damaged by such fire or other casualty), or (2) if any mortgagee under a mortgage or deed of trust covering the Building Complex should require that the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt; Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within thirty (30) days after the date of such damage or casualty, in which event the Rent hereunder shall be abated as of the date of such notice.

         B. If Landlord does not elect to terminate this Lease as herein provided and if repairs have not been commenced within forty-five (45) days from the date of such damage and thereafter completed within four (4) months (excepting that Landlord shall not be responsible for delays brought about by force majeure, as described in Section 10 hereof), this Lease may be immediately terminated by Tenant by serving written notice upon the Landlord.

         C. To the extent of the insurance proceeds available to Landlord therefor, Landlord shall repair and restore the Building Complex and/or the Leased Premises to substantially the same condition in which they were immediately prior to the fire or other casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant's furniture, fixtures, furnishings, or equipment. Such repair or restoration work shall not exceed the scope of work done by Landlord in originally constructing the Building Complex and installing Tenant Work (as defined in EXHIBIT D attached) and subsequent improvements made to Tenant's premises by Landlord and paid for by Tenant in the Leased Premises. Landlord shall not be liable for any inconvenience, annoyance, or injury done to the business of Tenant resulting in any way from such damage or the repair thereof, except Landlord shall allow Tenant an equitable reduction of Rent during the time and to the extent the Leased Premises are unfit for occupancy, save for Tenant's fault or negligence hereinbelow described.

        D. If the Leased Premises or the Building Complex shall be totally or partially damaged by fire or other casualty resulting from the fault or negligence of Tenant, or its agents, employees, licensees or invitees, such damage shall be repaired by and at the expense of Tenant (to the extent that such destruction or damage is not covered by the fire and extended coverage insurance carried by Landlord as provided herein), under the direction and supervision of Landlord, and Rent shall continue without abatement.

                            Section 20. Condemnation

         If there shall be taken by exercise of the power of eminent domain, or by conveyance in lieu thereof, during the Term any part of the Leased Premises or the Building Complex, Landlord may elect to terminate this Lease upon written notice to Tenant within thirty (30) days after the date of such taking or transfer in lieu thereof or to continue the same in effect. All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Leased Premises, Building or Building Complex shall be the property of Landlord, and Tenant hereby assigns its interest in any such award to Landlord; provided, however, Landlord shall have no interest in any award made for the benefit of Tenant for the taking of Tenant's fixtures and other personal property or moving expenses if a separate award for such items is made to Tenant. If this Lease is terminated as a result of any such exercise of the power of eminent domain, Rent shall be payable up to the date that possession is taken by the condemning authority; Landlord shall refund to Tenant any prepaid unaccrued Rent less any sum then owing by Tenant to Landlord; and Tenant shall have no claim against Landlord for the value of any unexpired portion of the Term. If such condemnation doesn't result in the termination of this Lease, the Rent thereafter to be paid shall be proportionately reduced as to the space so affected. However, if such space reduction constitutes a reduction of over fifteen percent (15%) of Tenant's premises then the Lease may be terminated by Tenant at its sole discretion within sixty (60) days of such taking.

                            Section 21. Hold Harmless

         A. Tenant agrees to defend, with counsel approved by Landlord in its reasonable discretion, all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Leased Premises or the Building Complex and any other party having an interest therein ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified party is subject because of its estate or interest in the Leased Premises or the Building Complex (to the extent arising out of acts or omissions of Tenant, its employees, agents, invitees and licensees), or (b) arising from
(i) injury to or death of any person, or damage to or loss of property, on the Leased Premises, the Building Complex, or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any thereof (with respect to the Building Complex excepting the Leased Premises, and said sidewalks, streets or ways, only to the extent arising out of acts or omissions of Tenant, its employees, agents, invitees and licensees) unless in any such event caused by the negligence of Landlord or its servants or agents, (ii) violation of this Lease by Tenant, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, contractors, licenses, sublessees or invitees. Tenant agrees to use and occupy the Leased Premises and other facilities of the Building Complex at its own risk, and hereby releases the Indemnified Parties from any and all claims for any damage or injury to the fullest extent permitted by law except as provided for herein.

         B. Tenant agrees that Landlord shall not be responsible or liable to Tenant, its agents, employees, licensees or invitees for fatal or non-fatal bodily injury or property damage occasioned by the acts or omissions of any other tenant, or such other tenant's agents, employees, licensees or invitees, of the Building Complex and further agrees to indemnify and hold Landlord harmless from any and all claims arising or alleged to arise from the same except as provided for herein.

                          Section 22. Default by Tenant

         A. The term "ACT OF DEFAULT" refers to the occurrence of any one or more of the following:

                  1. failure of Tenant to pay when due any sum required to be paid hereunder ("MONETARY DEFAULT"). For a Monetary Default, Tenant shall be entitled to a five (5) day grace period twice in any Lease Year;

                  2. failure of Tenant, after fifteen (15) days written notice thereof, to perform any of Tenant's obligations, covenants or agreements except a Monetary Default;

                  3. if Tenant, or any guarantor of Tenant's obligations under this Lease ("GUARANTOR"), admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's or Guarantor's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or Guarantor or its property; or the interest of Tenant or Guarantor under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant or Guarantor to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any assignment for the benefit of creditors is made; or any petition is filed to reorganize or modify Tenant's capital structure; or other action taken to reorganize or modify Tenant's or Guarantor's capital structure if the same decreases by more than five percent (5%) Tenant's or Guarantor's net worth. Any such levy, execution, legal process or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant or Guarantor shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing;

                  4. the abandonment of the Leased Premises by Tenant which shall mean that Tenant has vacated the Leased Premises for ten (10) consecutive days, whether or not Tenant is in Monetary Default; or that Tenant, in the judgment of Landlord, is vacating the Leased Premises by removing furniture and fixtures;

                  5. the discovery by Landlord that any financial statement given by Tenant or any of its assignees, subtenants or successors-in-interests, or Guarantors, was materially false;

                  6. if Tenant or any Guarantor shall die, cease to exist as a corporation or partnership or be otherwise dissolved or liquidated or become insolvent, or shall make a transfer in fraud of creditors.

         B. In the event of any Act of Default by Tenant, Landlord, at its option, may pursue one or more of the following remedies (for a non-Monetary Default after fifteen (15) days written notice or demand and for a Monetary Default after a five (5) day grace period twice in any Lease Year), in addition to all other rights and remedies provided for in law or in equity:

                  1. terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord;

                  2. enter upon or take possession of the Leased Premises and expel or remove Tenant, any other occupant and any contents therefrom using such force as may be reasonably necessary, with or without having terminated the Lease and without being liable for prosecution of any claim of damages therefor; and/or

                  3. Alter locks and other security devices from the Leased Premises, without being liable for prosecution of any claim of damages therefor.

         C. If Landlord shall exercise any one or more remedies hereunder granted or otherwise available, it shall not be deemed to be an acceptance or surrender of the Leased Premises by Tenant, whether by agreement or by operation of law; it is understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others in the Leased Premises shall be deemed unauthorized or constitute a conversion. Notwithstanding any other provision hereof, in no event shall Landlord have or acquire any rights in any intangible property of tenant. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings, or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to a judgment obtained in legal proceedings, and Landlord shall not be liable in trespass or otherwise.

         In the event Landlord may elect to regain possession of the Leased Premises by forcible detainer proceedings, Tenant hereby specifically waives, to the extent permitted by law, any statutory notice which may be required prior to such proceeding, and agrees that Landlord's execution of this Lease, is in part consideration for this waiver.

         D. Should Landlord elect to terminate this Lease, Landlord may, without further notice, repossess the Leased Premises and Tenant shall be liable as if the expiration of the term fixed in such notice were the end of the Term herein originally demised. In the event this Lease is terminated pursuant to the provisions of this subsection, Tenant shall remain liable to Landlord for damages in an amount equal to (i) the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Leased Premises by Landlord subsequent to such termination after deducting all of Landlord's expenses in connection with such reletting, including, but without limitation, the expenses enumerated in Subsection E. below. Landlord shall be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Lease had not been terminated, and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, at the option of Landlord, in the event this Lease is terminated, Landlord shall be entitled to recover forthwith against Tenant as damages for loss of the bargain and not as a penalty and Tenant shall be liable for and shall pay to Landlord the sum of all Rent and other indebtedness accrued to the date of such termination, plus, as damages for loss of the bargain and not as a penalty, an amount equal to the then present value of the Rent and any and all other sums reserved hereunder for the remaining portion of the Term (had such Term not been terminated by Landlord prior to the Expiration Date), plus all costs of reletting enumerated in Section E. below, less the present value of the then fair rental value of the Leased Premises for such period. The parties hereby stipulate that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the Rent reserved for such period. For computations of present value, the parties agree to use a six percent (6%) per annum interest figure. The foregoing, together with any other damages incurred by Landlord in connection with the termination of this Lease, shall accrue interest at the prime rate plus two percent (2%) as published by the Bank of Boston.

         E. Should Landlord elect to immediately terminate Tenant's right of possession of the Leased Premises but not terminate the Lease, Landlord may, without notice or demand, enter upon the Leased Premises or any part thereof and take absolute possession of the same, and, at Landlord's option, Landlord may relet the Leased Premises or any part thereof upon such terms and such rents as Landlord may reasonably elect (which may include concessions of free rent and alteration of the Leased Premises). Landlord shall use reasonable efforts to relet the Leased Premises, but, Landlord shall not have any duty to lease the Leased Premises below the then current market rental rates being obtained for similar office buildings in a similar area and shall in no way be responsible or liable for any failure to relet the Leased Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. In the event Landlord shall elect to so relet, then any rent received by Landlord from such reletting shall be applied first to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second to the payment of any reasonable cost of such reletting, including, without limitation, all repossession costs, legal expenses, attorneys' fees, concessions, moving and/or storage costs, alteration, remodeling and repair costs, leasing commissions, and other expenses of preparation for such reletting; and third to the payment of Rent due and unpaid hereunder, and Tenant shall satisfy and pay any deficiency between the rents so collected from the Rents reserved herein upon demand therefor from time to time, and the unamortized portion of the cost of the Tenant Work, amortized on a straight-line basis over the initial term of this Lease. In no event shall Tenant be entitled to any excess of any rent obtained by reletting over and above the Rent herein reserved.

         F. Tenant further agrees that Landlord may file suit from time to time to recover any sums due under the terms of this Section and that no recovery of any portion due Landlord hereunder shall be a defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord. Reletting the Leased Premises shall not be construed as an election on the part of Landlord to terminate this Lease, and notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, whereupon the foregoing provisions with respect to termination shall apply. Nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have expired by limitation had there been no such default by Tenant, or no such termination, as the case may be. Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise including but not limited to suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise. All such rights and remedies shall be considered cumulative and non-exclusive. All costs incurred by Landlord in connection with collecting any Rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorneys' fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be recoverable by Landlord from Tenant.

         G. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated and hereby agrees to pay Landlord, upon demand, all reasonable costs, expenses and disbursements plus ten percent (10%) overhead cost incurred by Landlord in connection therewith.

         H. In addition to Landlord's rights set forth above, if Tenant fails to pay its Rent and all other amounts owing hereunder within the time period set forth in Section 21.A.1. above more than two (2) times during any calendar year during the Term, or any extension thereof, then upon the occurrence of the third or any subsequent default in the payment of monies during said calendar year, Landlord at its sole option, shall have the right to require that Tenant, as a condition precedent to curing such default; pay to Landlord, in check or money order, in advance, the Rent and Landlord's estimate of all other amounts which will become due and owing hereunder by Tenant for a period of two (2) months. All such amounts shall be paid by Tenant within thirty (30) days after notice from Landlord demanding the same. All monies so paid shall be retained by Landlord, without interest, for the balance of the Term and any extension thereof, and shall be applied by Landlord to the last due amounts owing hereunder by Tenant. If, however, Landlord's estimate of the Rent and other amounts for which Tenant is responsible hereunder are inaccurate, when such error is discovered, Landlord shall pay to Tenant, or Tenant shall pay to Landlord, within thirty (30) days after written notice thereof the excess or deficiency, as the case may be, which is required to reconcile the amount on deposit with Landlord with the actual amounts for which Tenant is responsible.

         I. Nothing contained in this Section shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding, an amount equal to the maximum allowed by any statute or rule of law governing such a proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything contained in this Section to the contrary, any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement assignment for the benefit of creditors, or appointment of a receiver or trustee, as set forth above, shall be considered to be an Act of Default only when such proceeding, action or remedy shall be taken or brought by or against the then holder of the leasehold estate under this Lease.

         J. In the event of any Act of Default or breach by Tenant, Tenant shall also be liable and shall pay to Landlord, in addition to any sums provided to be paid above, broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises; the costs of removing and storing Tenant's or other occupants' property; the costs of repairing, altering, remodeling, or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants; and all reasonable expenses incurred by Landlord in enforcing or defending Landlord's rights and/or remedies, including reasonable attorneys' fees if suit was actually filed.

         K. In the event of termination or repossession of the Leased Premises for an Act of Default, Landlord shall not have any obligation to relet or attempt to relet the Leased Premises or any portion thereof, or to collect rental after reletting; and in the event of reletting, Landlord may relet the whole or any portion of the Leased Premises for any period to any Tenant and for any use or purpose.

         L. Landlord is entitled to accept, receive, in check or money order, and deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply them at Landlord's option to any obligation of Tenant, and such amounts shall not constitute payment of any amount owed except that to which Landlord has applied them. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's rights to recover any and all amounts owed by Tenant hereunder and shall not be deemed to cure any other default nor prejudice Landlord's rights to pursue any other available remedy.

         M. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages, Tenant hereby waiving the benefit of any laws granting it a lien upon the property of Landlord and/or upon Rent due Landlord. Prior to any such action for damages, Tenant shall give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have fifteen (15) business days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder shall be construed as covenants, not conditions.

         N. In addition to and without limiting the foregoing, in the event of any abandonment of the Leased Premises by Tenant and Landlord does not elect to declare this Lease terminated, then Tenant shall remain obligated, notwithstanding any such discontinuance or cessation of operations, to perform all covenants and agreements under this Lease, including without limitation, payment of all Base Rent, and all Additional Rent and other sums provided for herein.

                            Section 23. Lien for Rent

         Intentionally omitted.

                          Section 24. Right to Relocate

         Intentionally omitted.

                           Section 25. Attorneys' Fees

         Should it be necessary for Landlord or Tenant, because of a breach of the other, to place the enforcement of this Lease or any part thereof, or the collection of any Rent due or to become due hereunder, or recovery of the possession of the Leased Premises, in the hands of an attorney, or file suit upon the same, it is agreed that the prevailing party shall recover its reasonable attorneys' fees from the non-prevailing party.

                             Section 26. Non-Waiver

         Neither acceptance of any payment by Landlord from Tenant nor failure by Landlord to complain of any action, non-action, or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Time is of the essence with respect to the performance of every obligation of Tenant under this Lease in which time of performance is a factor. Waiver by Landlord of any right or arising in connection with any default of Tenant shall not constitute a waiver of such right or remedy or any other right or remedy arising in connection with either a subsequent default of the same obligation or any other default. No right or remedy of Landlord hereunder or covenant, duty, or obligation of Tenant hereunder shall be deemed waived by Landlord unless such waiver is in writing, signed by Landlord or Landlord's duly authorized agent.

                        Section 27. Rules and Regulations

         Such reasonable rules and regulations applying to all lessees in the Building Complex as may be hereafter adopted by Landlord for the safety, care and cleanliness of the Building Complex and the preservation of good order thereon are hereby made a part hereof as EXHIBIT C, and Tenant agrees to comply with all such rules and regulations. Landlord shall have the right at all times to change such rules and regulations or to amend them in any reasonable manner applicable to all Tenants as may be deemed advisable by Landlord, all of which changes and amendments shall be sent by Landlord to Tenant in writing and shall be thereafter carried out and observed by Tenant. Landlord shall not have any liability to Tenant for any failure of any other lessees of the Building Complex to comply with such Rules and Regulations.

                       Section 28. Assignment by Landlord

         Landlord shall have the right to transfer or assign, in whole or in part, all its rights and obligations hereunder and in the Leased Premises and the Building Complex. In such event, no further liability and obligation shall thereafter accrue to Landlord provided that assignee fulfills all obligations of this agreement.

                        Section 29. Liability of Landlord

         It is expressly understood and agreed that the obligations of Landlord under this Lease shall be binding upon Landlord and its successors and assigns and any future owner of the Building Complex only with respect to events occurring during its and their respective ownership of the Building Complex. In addition, Tenant agrees to look solely to Landlord's interest in the Building Complex for recovery of any judgment against Landlord arising in connection with this Lease, it being agreed that neither Landlord nor any successor or assign of Landlord nor any future owner of the Building Complex, nor any partner, shareholder, or officer of any of the foregoing shall ever be personally liable for any such judgment.

            Section 30. Subordination, Attornment and Non-disturbance

         This Lease, at Landlord's option, shall be subordinate to any mortgage, deed of trust (now or hereafter placed upon the Building), ground lease or declaration of covenants (hereafter placed upon the Building) regarding maintenance and use of any areas contained in any portion of the Building, and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. If any holder of a mortgage or deed of trust shall elect for this Lease to be superior to the lien of its mortgage or deed of trust, and shall give written notice thereof to Tenant, then this Lease shall automatically be deemed prior to such mortgage or deed of trust, whether this Lease is dated earlier or later than the date of said mortgage or deed of trust or the dote of recording thereof. Tenant agrees to execute such documents as may be further required to evidence such subordination or to make this Lease prior to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead, to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building, whether or not such ownership is acquired as a result of a sale through foreclosure of a deed of trust or mortgage, or otherwise. Notwithstanding the foregoing, Tenant shall only be obligated to subordinate its leasehold interest to any mortgage, deed of trust, ground lease or declaration of covenants now or hereafter placed upon the Building if the holder of such mortgage or deed of trust or the landlord under such ground lease or the declarant under such declaration of covenants will grant to Tenant a non-disturbance agreement, using the form of document then being employed by such holder, landlord or declarant for such purposes, provided that such document obliges such a holder or landlord to perform the obligations of Landlord hereunder from the date it takes possession of the Building, which will provide that Tenant, notwithstanding any default of Landlord hereunder, shall have the right to remain in possession of the Leased Premises described herein in accordance with the terms and provisions of this Lease for so long as Tenant shall not be in default under this Lease. Additionally, Tenant shall, at such time or times as Landlord may request, upon not less than ten (10) days' prior written request by Landlord sign and deliver to Landlord a certificate stating whether this Lease is in full force and effect; whether any amendments or modifications exist; whether there are any defaults hereunder; and such other information and agreements as may be reasonably requested, it being intended that any such statement delivered pursuant to this Section may be relied upon by Landlord and by any prospective purchaser of all or any portion of Landlord's interest herein, or a holder or prospective holder of any mortgage or deed of trust encumbering the Building. Tenant's failure to deliver such statement within such time shall constitute an Act of Default (as that term is defined elsewhere in this Lease) and shall conclusively be deemed to be an admission by Tenant of the matters set forth in the request for an estoppel certificate. Landlord shall provide such certificates on the same terms and conditions.

                            Section 31. Holding Over

         In the event Tenant, or any party claiming under Tenant, retains possession of the Leased Premises after the Expiration Date or Termination Date, such possession shall be an unlawful detainer. No tenancy or interest shall result from such possession, and such parties shall be subject to immediate eviction and removal. Tenant or any such party shall pay Landlord, as Rent for the period of such holdover, an amount equal to one hundred fifty percent (150%) Rent otherwise provided for herein during the time of holdover. Tenant shall also be liable for any and all damages sustained by Landlord as a result of such holdover. Tenant shall vacate the Leased Premises and deliver same to Landlord immediately upon Tenant's receipt of notice from Landlord to so vacate. The Rent during such holdover period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease.

                                Section 32. Signs

         No sign, symbol or identifying marks shall be put upon the Building Complex, Building, in the halls, elevators, staircases, entrances, parking areas or upon the doors or walls, without prior written approval of Landlord. Should such approval ever be granted, all signs or lettering shall conform in all respects to the sign and/or lettering criteria established by Landlord. Landlord, at Landlord's sole cost and expense, reserves the right to change the door plaques as Landlord deems reasonably desirable.

                        Section 33. Hazardous Substances

         With respect to Tenant's use of the Building Complex, Tenant shall at all times, at its own cost and expense, comply with all federal, state and local laws, ordinances, regulations and standards relating to the use, analysis, production, storage, sale, disposal or transportation of any hazardous materials ("Hazardous Substance Laws"), including oil or petroleum products or their derivatives, solvents, PCB'S, explosive substances, asbestos, radioactive materials or waste, and any other toxic, ignitable, reactive, corrosive, contaminating or pollution materials ('Hazardous Substances") which are now or in the future subject to any governmental regulation.

         Tenant shall not generate, store or dispose of any Hazardous Substances other than commonly used general office and cleaning supplies in or on the Leased Premises or the Building Complex. Except in emergencies or as otherwise required by law, Tenant shall not take any remedial action in response to the presence or release of any Hazardous Substances on or about the Building Complex without first giving written notice of the same to Landlord. Tenant shall not enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Substances in any way connected with the Building Complex without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to participate in any such proceedings.

         All costs and expenses incurred by Landlord in connection with any environmental audit shall be paid by Landlord (and may be included in Operating Expenses unless such audit is being conducted because the Building Complex is being sold, transferred, or mortgaged), except that if any such environmental audit shows that the Tenant has materially failed to comply with the provisions of this Section, or that the Building Complex (including surrounding soil and any underlying or adjacent groundwater) have become contaminated due to the operations or activities in any way materially attributable to Tenant, then all of the costs and expenses of such audit shall be paid by Tenant.

         In the event Tenant's occupancy or conduct of business in or on the Leased Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance carried from time to time by Landlord with respect to the Building, Tenant shall pay any such increase in premiums as Rent within fifteen (15) days after bills for such additional premiums shall be rendered by Landlord. In determining whether increased premiums are a result of Tenant's use or occupancy of the Leased Premises, a schedule issued by the organization computing the insurance rate on the Building showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Leased Premises.

             Section 34. Compliance with Laws and Other Regulations

         Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including but not limited to the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Landlord or Tenant, insofar as any thereof relate to or affect the condition, use, alteration or occupancy of the Leased Premises. Landlord's approval of Tenant's plans for any improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities, including but not limited to the Americans with Disabilities Act.

         Landlord shall comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter become in force, of federal, state, county, and municipal authorities, including but not limited to the Americans with Disabilities Act, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any occupancy certificate issued pursuant to any law by any public officer or officers, which impose any duty upon Landlord, insofar as any thereof relate to or affect the condition, use or alteration of the Common Areas of the Building Complex.

                            Section 35. Severability

         This Lease shall be construed in accordance with the laws of the Commonwealth of Massachusetts. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws effective during the Term, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there is added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and still be legal, valid, and enforceable.

                               Section 36. Notices

         Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been given or served unless in writing and delivered personally or forwarded by Certified or Registered Mail, postage prepaid, addressed as follows:

         TO THE LANDLORD:           John Hancock Mutual Life Insurance Company
                                    c/o The Real Estate Investment Group
                                    200 Berkeley Street
                                    Boston, MA 02117

         TO THE TENANT:             Concord Communications, Inc.
                                    33 Boston Post Road West
                                    Marlborough, MA 01752

         and                        Louis J. Marrett
                                    Nutter, McClennen & Fish
                                    One International Place
                                    Boston, MA 02210-2699

         Prior to the Commencement Date, the address for notices to Tenant shall be the address set forth below its signature hereto; after the Commencement Date, the address for notices to Tenant shall be as hereinabove set forth. Such notices shall be deemed to be delivered as of the first day after posting, whether actually received or not and such address may be changed from time-to-time by either party serving notice as provided above.

            Section 37. Obligations of Successors, Plurality, Gender

         Landlord and Tenant agree that all the provisions hereof are to be construed as covenants and agreements as though the words imparting such covenants were used in each paragraph hereof, and that, except as restricted by the provisions hereof, shall bind and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. If the rights of Tenant hereunder are owned by two or more parties or two or more parties are designated herein as Tenant, then all such parties shall be jointly and severally liable for the obligations of Tenant hereunder. Whenever the singular or plural number, masculine or feminine or neuter gender is used herein, it shall equally include the other.

                          Section 38. Entire Agreement

         This Lease and any attached addenda or exhibits constitute the entire agreement between Landlord and Tenant. No prior or contemporaneous written or oral uses or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by Landlord and Tenant.

                         Section 39. Paragraph Captions

         Paragraph captions are for Landlord's and Tenant's convenience only, and neither limit nor amplify the provisions of this Lease. Each party agrees, at the request of the other, to execute a recordable Memorandum of this Lease.

                               Section 40. Changes

         Should any mortgagee or beneficiary under a deed of trust require a modification of this Lease, which modification will not bring about any increased cost or expense to Tenant or will in any other way materially change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified.

                              Section 41. Authority

         All rights and remedies of Landlord under this Lease, or those which may be provided by law, may be exercised by Landlord in its own name individually, or in its name by its agent, and all legal proceedings for the enforcement of any such rights or remedies, including distress for Rent, unlawful detainer, and any other legal or equitable proceedings, may be commenced and prosecuted to final judgment and be executed by Landlord in its own name individually or in its name by its agent. Landlord and Tenant each represent to the other that each has full power and authority to execute this Lease and to make and perform the agreements herein contained, and Tenant and Landlord expressly stipulate that any rights or remedies available to Tenant or Landlord, either by the provisions of this Lease or otherwise, may be enforced by Landlord in its own name individually or in its name by its agent or principal.

                              Section 42. Brokerage

         Tenant represents and warrants to Landlord that it has dealt only with Meredith & Grew, Inc. ("Landlord's Broker"), and McCall & Almy, Inc. ("Tenant's Broker") in the negotiation of this Lease. Landlord shall make payment of the brokerage fee due to Landlord's Broker pursuant to and in accordance with a separate agreement between Landlord and Landlord's Broker. Tenant's Broker shall look only to Landlord's Broker for any commission or fee claimed by Tenant's Broker, and Landlord shall have no liability therefor. Tenant hereby agrees to indemnify and hold Landlord and/or Landlord's agent harmless of and from any and all damages, losses, costs or expenses (including without limitation, all attorneys' fees and disbursements) by reason of any claim of or liability to Tenant's Broker and any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease, except for Landlord's Broker. Additionally, Tenant acknowledges and agrees that Landlord shall have no obligation for payment of any brokerage fee or similar compensation to any person with whom Tenant has dealt or may in the future deal with respect to leasing of any additional or expansion space in the Building or renewals or extensions of this Lease. Notwithstanding the foregoing, at the Tenant's request, Landlord will acknowledge and pay a fee through Landlord's Broker to an outside broker with respect to Tenant leasing expansion space in the Building provided such broker is actively involved in the transaction on behalf of Tenant.

              Section 43. Changes, Deletions and Additions to Lease

         Exhibits "A" through "G" are attached hereto and incorporated herein for all purposes and are hereby acknowledged by both parties to this Lease.

                       Section 44. Right of First Refusal

         Provided Tenant is not in default of the Lease, is in occupancy of the entire Leased Premises and subject to existing encumbrances (including but not limited to existing tenant rights and privileges), Tenant shall have the Right of First Refusal to lease office space on the third and fourth floors of the Building ("Expansion Space"), see Exhibit B attached for location in the Building, prior to Landlord leasing said Expansion Space to any bona fide third party. Prior to leasing said Expansion Space to any bona fide third party, Landlord shall first offer the Expansion Space offered to and verbally accepted by the bona fide third party to Tenant, in writing, under the same terms and conditions as the bona fide third party offer. Tenant shall have ten (10) days from receipt of said written notice from Landlord within which to notify Landlord of its intent to exercise this Right of First Refusal. In the event Tenant notifies Landlord it does not intend to exercise this Option or fails to notify Landlord as hereinabove provided, Landlord shall be relieved of any future obligations under this First Right of Refusal for the specific space offered and may, thereafter, lease that specified Expansion Space to any bona fide third party without further notification to Tenant. In the event Tenant elects to exercise this Option, Tenant agrees to execute documents reasonably requested by Landlord to evidence the expansion. This Right of First Refusal shall be ongoing during the Term and Extension Periods, if exercised, but this sentence shall not be deemed to require Landlord to offer any space to Tenant more than once without Landlord having entered into an intervening lease for such space. The foregoing Section 44 shall not be deemed to limit or encumber Landlord's right to enter into a new lease, extend or renew a lease with an existing tenant for space then occupied by such a tenant.

               Section 45. Right of Relocation to the Fourth Floor

         On the condition that Tenant is not in default of its covenants and obligations under the Lease, Tenant shall have a right of relocating a portion of the Leased Premises as set forth below. If all of the space on the fourth floor of the Building not leased to the Tenant (the "Additional Premises") becomes available, Landlord shall, by written notice, offer to lease such space to Tenant and to terminate this Lease with respect to the portion of the Leased Premises on the third floor of the Building. Upon receipt of such offer, at the request of Tenant, Landlord and Tenant shall enter into good faith negotiations with respect to a lease for the Additional Premises and termination of the third floor premises. Should Landlord and Tenant fail to agree on terms within thirty (30) days from receipt of Landlord's notice hereunder, then Landlord shall have fulfilled its obligations hereunder and Tenant shall have no remaining, rights in the Additional Premises. Tenant acknowledges that Landlord has disclosed that the Additional Premises are subject to a lease through November 10, 1997 with one three-year option to extend. The foregoing Section 45 shall not be deemed to limit or encumber Landlord's right to enter into a new lease, extend or renew a lease with an existing tenant for space then occupied by such a tenant.

         IN WITNESS WHEREOF, the Landlord and Tenant, acting herein through duly authorized individuals, have caused these presents to be executed in multiple counterparts, each of which shall have the force and effect of an original on this 17th day of MARCH, 1994

                  TENANT:   CONCORD COMMUNICATIONS, INC.,
                            a Massachusetts corporation
                            753 Forest Street
                            Marlboro, MA 01752

                            By: /s/ John M. Bogdan
                                ----------------------------------------
                                Its: Vice President, Finance

                  TAX ID OR TAX EXEMPT NO. 04-2710876
                                           ----------

                  LANDLORD: JOHN HANCOCK MUTUAL LIFE
                            INSURANCE COMPANY, a Massachusetts corporation

                            By:  HANCOCK REALTY INVESTORS, INC.,
                                 a Massachusetts corporation
                                 Its: Agent

                            By: /s/ Meliha E. Armour
                                ----------------------------------------
                                Meliha E. Armour
                                Its:  Associate


(Signature page to Lease dated March 17, 1994 covering 19,472 Rentable Square Feet on the third and fourth floors, Suites 360 and 400 of 33 Boston Post Road West, Marlborough, Massachusetts.)

                                    EXHIBIT A
                                    ---------
                                LEGAL DESCRIPTION
                                -----------------


A certain parcel of land, with the buildings thereon, known as and numbered 33 Boston Post, situated in Marlborough, Middlesex County, Massachusetts, bounded and described as follows:

Beginning at the southeast corner of the premises on the northerly side of the Boston Post Rd. and at land of the Northborough-Marlborough Development Trust, thence by the northerly side of said Boston Post Rd. S70(degree) -51' 58" W 385.05' to an angle, thence still by the northerly side of said Boston Post Rd. S73(degree) -18' -16" W 16.95' to a corner at land now or formerly of the Metropolitan Life Insurance Co., thence by land of said Metropolitan Life Insurance Co. N19(degree) -08' 02" W 419.99' to a corner, thence still by land of said Metropolitan Life Insurance Co. S70(degree) -51' -58" W 122.23' to a corner at land now or formerly of the Ahepa Charitable Corp. of Marlborough thence by land of said Ahepa Charitable Corp. of Marlborough N02(degree) -20' -30" E 162.00' to a concrete bound set at a corner on the southerly side of Northboro Road., thence by the southerly side of said Northboro Rd. S80(degree) -14' -32" E 181.94' to an angle, thence still by the southerly side of said Northboro Rd. S66(degree) -39' -21 " E 36.02' to an angle, thence still by the southerly side of said Northboro Rd. S64(degree) -36' -24' E 127.57' to an angle, thence still by the southerly side of said Northboro Rd. S63(degree) -32' -33" E 96.31' to an angle, thence still by the southerly side of said Northboro Rd. S63(degree) -44' -30" E 1.71.12' to a corner at land of said Northborough-Marlborough Development Trust, thence by land of said Northborough-Marlborough Development Trust S26(degree) -15' -30",W 70.00' to a corner, thence still by land of said Northborough-Marlborough Development Trust S63(degree) -44' -30" E 71.73' to a corner, thence still by land of said Northborough-Marlborough Development Trust S19(degree) -08' 02' E 78.93' to the point of beginning. Said described lot contains 3.7 acres and is shown on a plan entitled `Plan of Land in Marlborough, Mass." Owned by: Metropolitan Life Insurance Co., Scale: 1" = 40'. Dated: December 16, 1975. Highland Land Surveyors Inc., 69 Maple Street, Marlboro, Mass. which plan is recorded with Middlesex South District Registry of Deeds in Book 12975 at Page 144.

                                    EXHIBIT C
                                    ---------
                              RULES AND REGULATIONS
                              ---------------------

         1. The sidewalks, entries, passages, court, corridor, stairways, and elevators shall not be obstructed or used for purposes other than those consistent with the normal business operations (as defined in Section 3.A) of Tenant, Tenant's employees, agents or invitees.

         2. Tenant shall not place within the Building any objects which exceed the floor weight specifications of the Building without the express prior written consent of Landlord. The placement and positioning of all such objects within the Building shall be reasonably prescribed by Landlord and such objects shall, in all cases, be placed upon plates or footings of such size as shall be reasonably prescribed by Landlord. Any damage done to the Building by taking in or removing any heavy article from or overloading any floor in any way shall be paid by Tenant. Defacing or injuring in any way any part of the Building Complex by Tenant, his agents or servants, shall be paid by Tenant.

         3. Initial name and number plates on doors shall be provided by Landlord and any revisions or changes thereto shall be at the expense of Tenant. A directory, located in a conspicuous place and listing the names of the tenants of the Building, shall be provided by Landlord. Initial directory listings shall be at the cost of Landlord and any revisions or changes thereto shall be at the expense of Tenant. Any necessary revision in such directory shall be made by Landlord within a reasonable time after written notice from Tenant, but the Landlord shall not be responsible for any inconvenience or damage caused to Tenant as a result of error in such directory.

         4. Tenant shall not mark, paint, drill into, cut, string wires within, or in any way deface any part of the Building with anything except normal picture hanging apparatus, without the express prior written consent of Landlord except Tenant may do the same provided that the alterations are non-structural in nature, do not affect the Building's systems, and do not exceed a total cost of $5,000.00 in the aggregate except that the value limit shall be subsequent to the initial build-out work. Upon removal of any wall decorations or installations or floor coverings by Tenant, any damage to the walls or floors shall be repaired by Tenant at Tenant's sole cost and expense. Without limitation upon any of the provisions of the Lease, Tenant shall refer all contractors representatives, installation technicians, and other mechanics, artisans and laborers rendering any service in connection with the repair, or permanent improvements of the Leased Premises to Landlord for Landlord's approval before performance of any such service. This Paragraph 4 shall apply to all work performed in the Building, including without limitation installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other portion of the Building. Plans and specifications for such work, prepared at Tenant's sole expense other than build out prior to occupancy, shall be submitted to Landlord and shall be subject to Landlord's express prior written approval in each instance before the commencement of work. Subject to the provisions of the Lease, all installations, alterations and additions shall be constructed by Tenant in a good and workmanlike manner and only good grades of material shall be used in connection therewith. The means by which telephone, telegraph and similar wires are to be introduced to the Building Complex and Leased Premises and the location of telephones, call boxes and other office equipment affixed to the Building Complex shall be subject to the express prior written approval of Landlord.

         5. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Leased Premises, without the written consent of Landlord. The Landlord shall not be responsible to Tenant for loss of property from the Leased Premises or for any damage done to the furniture by the janitor, any of his employees, or by any other person. Any person employed by the Tenant for the purposes of cleaning the Leased Premises, with the written consent of Landlord, must be subject to and under the control and direction of the Building janitor. The janitor of Landlord shall be bonded and insured.

         6. Landlord shall furnish Tenant ten (10) keys for each corridor door entering the Leased Premises. Additional keys shall be furnished at a charge by Landlord on an order signed by Tenant or Tenant's authorized representative. All keys to the exterior doors of the Building Complex shall be obtained by Tenant from Landlord, and Tenant shall pay to Landlord a reasonable deposit determined by Landlord from time to time upon written notice to Tenant for such keys. Tenant shall not make duplicate copies of such keys. Tenant shall not install additional locks or bolts of any kind upon any of the doors or windows of, or within, the Building, nor shall Tenant make any changes in existing locks or the mechanisms thereof, with the exception of Tenant's private security system. Tenant shall, upon the termination of its tenancy, provide Landlord or its representative with the combinations to all combination locks on safes, safe cabinets and vaults and deliver to Landlord all keys to the Building, the Leased Premises and all interior doors, cabinets, and other key-controlled mechanisms therein, whether or not such keys were furnished to Tenant by Landlord. Tenant shall pay to Landlord the reasonable cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall reasonably deem it necessary to make such a change.

         7. Tenant shall comply with all requirements necessary for the security of the Building Complex, including the use of service passes issued by Landlord for after-hours removal of office equipment, packages, and signing in and/or out in the security register in the Building lobby after-hours. Landlord reserves the right to deny entrance to the Building or remove any person from the Building Complex in any case where the conduct of such person involves a hazard or nuisance to any tenant of the Building Complex or to the public or in the event of fire or other emergency, riot, civil commotion or similar disturbance involving risk to the Building Complex, tenants or the general public. The Landlord also reserves the right to make such rules and regulations applicable to all tenants as it may see fit concerning the use of electric current, water and other supplies of the Building and to designate such hours as the Building may be closed.

         8. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Any damage resulting to them from misuse or the defacing or injury of any part of the Building shall be paid for by Landlord, excepting only where defacing or injury is done by Tenant or an agent of Tenant. Tenant shall not waste water by interfering with the operation of any plumbing fixture.

         9. Tenant shall not disturb the occupants of the Building by the use of any musical or sound producing instruments, making unseemly noises, or by interference in any way. Tenant shall not bring any dogs or other animals into the Building.

         10. Tenant shall not bring or keep within the Building any bicycle or motorcycle.

         11. All office equipment and any other device of any electrical or mechanical nature shall be placed by Tenant in the Leased Premises in settings reasonably approved by Landlord, so as to absorb or prevent any vibration, noise, or annoyance. Tenant shall not cause improper noises, vibrations, or odors within the Building.

         12. Nothing shall be thrown out of the doors of the Building or down stairways or other passages by Tenant.

         13. All glass, locks and trimmings, in or about the doors and windows and all electric globes and shades belonging to the Building Complex shall be kept whole; and whenever broken by Tenant, shall be immediately replaced or repaired and put in order by Tenant under the direction and to the satisfaction of Landlord.

         14. Canvassing, soliciting and peddling in the Building is prohibited, and Tenant shall cooperate to prevent the same. Tenant shall notify the Building Manager promptly of any unauthorized person who is soliciting from or causing annoyance to tenants, their employees, guests or invitees.

         15. All vehicles shall be parked within stripped lanes. Parking across strips or in unmarked areas, blocking of walkways, loading areas, entrances or driveways, shall not be permitted. Should such a situation exist, Landlord, at its option, shall have the right to tow such vehicle away at the owner's expense.

         16. Landlord shall not be responsible for, and Tenant hereby indemnities and holds Landlord harmless from any liability in connection with, the loss, theft, misappropriation or other disappearance of furniture, furnishings, fixtures, machinery, equipment, money, jewelry or other items of personal property from the Leased Premises or other parts of the Building regardless of whether the Leased Premises or Building are locked at the time of such loss unless the loss arises from Landlord's willful or negligent acts or omissions.

         17. Tenant, its agents, servants and employees shall, before leaving the Leased Premises unattended, close and lock all doors and shut off all lights. Corridor doors, when not in use, shall be kept closed. Subject to applicable fire or other safety regulations, all doors opening onto Common Areas, as hereinafter defined, and all doors upon the perimeter of the Leased Premises shall be kept closed and, during non-business hours, locked, except when in use for ingress or egress. If Tenant uses the Leased Premises after regular business hours or on non-business days, Tenant shall lock any entrance doors to the Building or to the Leased Premises used by Tenant immediately after using such doors.

         18. Tenant shall not deposit any trash, refuse, cigarettes, or other substances of any kind within or out of the Building except in refuse containers provided therefor.

         19. There shall not be used in any space or in the public halls of the Building, either by Tenant, by jobbers, or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

         20. Tenant shall be responsible for any damage other than reasonable wear and tear to carpeting and flooring as a result of rust or corrosion of the file cabinets, pot holders, roller chairs and metal objects.

         21. Movement in or out of the Building Complex of furniture or office equipment, or dispatch or receipt by Tenant of any bulky materials, merchandise, or materials which requires use of elevators, is restricted to the freight elevator. Tenant shall use its best efforts to protect common areas and building elevator during movement in and out of the building complex of furniture or office equipment, or dispatch and receipt by Tenant of any bulky materials or merchandise. Non-standard business operational movement through the building entrances or lobby shall be restricted to such hours as Landlord shall designate. All non-standard business operational movement shall be scheduled with the Building Management Office and done in a manner agreed between the Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant shall include determination by Landlord, and subject to its reasonable decisions and control, as to the time, method, and routing of movement and as to limitations for safety or other concerns which may prohibit any article, equipment, or any other item being brought into the Building. Tenant shall assume all risk regarding damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of an act in connection with carrying out this service for Tenant from time of entering Building Complex to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or person resulting from any act in connection with such service performed for Tenant.

         22. Tenant shall not use the Building for lodging, sleeping, or for any immoral or illegal purposes or for any purpose that will damage the Building, or the reputation thereof, or for any purposes other than those specified in the Lease in the Landlord's reasonable judgment.

         23. Tenant shall not obstruct or interfere with the rights of other tenants of the Building or of persons having business in the Building or in any way injure or annoy such tenants or persons.

         24. Tenant shall not commit any act or permit anything in or about the Building which shall or might subject Landlord to any liability or responsibility for injury to any person or property by reason of any business or operation being carried on, in or about the Building or for any other reason, subject to the terms of this Lease.

         25. Tenant shall not commercially cook or prepare food, or place or use any inflammable, combustible, explosive or hazardous fluid, chemical, device, substance or material in or about the Building with the exception of commonly used office and cleaning supplies without the prior written consent of Landlord over and above its initial use and leased purpose of the Leased Premises. Tenant shall comply with the statutes, ordinances, rules, orders, regulations and requirements imposed by governmental or quasi governmental authorities in connection with fire and public safety and fire prevention and shall not commit any act or permit any object to be brought or kept in the Building, which shall result in an increase in the cost of any insurance purchased by Landlord in connection with this Lease.

         26. Tenant shall not install or use in the Building any air conditioning unit, engine, boiler, generator, machinery, heating unit, stove, water cooler, ventilator, radiator or any other similar apparatus without the express prior written consent of Landlord, and then only as Landlord may reasonably direct. Tenant is permitted to install water coolers, two (2) microwave ovens and two (2) refrigerators.

         27. Landlord reserves the right to exclude or expel from the Building Complex any person who, in the reasonable judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner act in violation of the rules and regulations of the Building Complex.

         28. No signs, awning, showcases, advertising devices or other projections or obstructions shall be attached to the outside walls of the Building or attached or placed upon any Common Areas without the express prior written consent of Landlord. No blinds, drapes or other window coverings shall be installed in the Building without the express prior written consent of Landlord. No sign, picture, advertisement, window display or other public display or notice shall be inscribed, exhibited, painted or affixed by Tenant upon or within any part of the Leased Premises in such a fashion as to be seen from the outside of the Leased Premises or the Building without the express prior written consent of Landlord. In the event of the violation of any of the foregoing by Tenant, Landlord may after fifteen (15) days written notice to Tenant during which period Tenant may repair same, remove the articles constituting the violation without any liability unless a loss other than said removal, arises from Landlord's willful or negligent acts or omissions, and Tenant shall reimburse Landlord for the reasonable expenses incurred in such removal upon demand and upon submission of applicable bills as Additional Rent under the Lease. Interior signs on doors and upon the Building directory shall be subject to the express prior written approval of Landlord and shall be inscribed, painted, or affixed by Landlord at the reasonable expense of Tenant upon submission of applicable bills to Tenant.

         29. Tenant shall not use the name of the Building or the name of the Landlord in its business name, trademarks, signs, advertisements, descriptive material, letterhead, insignia or any other similar item without Landlord's express prior written consent.

         30. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the Common Areas shall not be covered or obstructed by Tenant, through placement of objects upon window sills or otherwise. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing drapes and other window coverings when the sun's rays fall upon windows of the Leased Premises. Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord's heating, ventilating, air conditioning, electrical, fire, safety, or lighting systems.

         31. Employees of Landlord shall not receive or carry messages for or to Tenant or any other person, nor contract with nor render free or paid services to Tenant or Tenant's servants, employees, contractors, jobbers, agents, invitees, licensees, guests or visitors.

         32. Tenant shall not tamper with or attempt to adjust temperature control thermostats in the Leased Premises or the Building Complex. Landlord shall make adjustments, if necessary, in Landlord's reasonable discretion, to thermostats on call from Tenant.

             Landlord reserves the right to rescind any of these rules and regulations and to make such other and further reasonable rules and regulations of general application to all tenants as in its judgment shall, from time to time be needed for the safety, protection, care and cleanliness of the Building Complex, the operation thereof, the preservation of good order therein, and the protection of comfort of the tenants and their agents, employees and invitees, which rules and regulations, when made and written notice thereof is given to Tenant, shall be binding upon Tenant in like manner as if originally prescribed.

                                    EXHIBIT D
                                    ---------

                        TENANT IMPROVEMENT WORK AGREEMENT
                        ---------------------------------

         1.       TENANT FINISH ALLOWANCE

                  Intentionally Omitted.

         2.       TENANT WORK

         Landlord agrees to complete the work depicted in the space plan attached hereto as EXHIBIT D-1 (the "Tenant Work") in a good and workmanlike manner on or before July 1, 1994, subject, however, to extensions equal to the delays suffered by Landlord and caused by strikes, lockouts, fire or other casualty loss, acts of God, unavailability of materials, hostile or war-like action, riot or other causes beyond Landlord's reasonable control. If Tenant shall require any changes to the attached plans and specifications or the Tenant Work depicted in such attached plans and specifications ("Additional Work"), then, providing Landlord agrees to such changes, Tenant shall, within five (5) days of the billing therefore, deposit with Landlord Landlord's projected costs and expenses for the Additional Work, which costs shall include profit and overhead at the same rate as the tenant finish contract. Landlord shall provide Tenant construction estimates for such Additional Work and Tenant shall make such reimbursement to Landlord prior to Landlord's undertaking any changes in the Tenant Work. If such projected costs for the Additional Work are in excess of Landlord's actual costs then Landlord shall refund any excess to Tenant, and if Landlord's costs for the Additional Work are in excess of the estimated sum paid by Tenant, then Tenant shall pay such deficiency to Landlord on demand.

         3.       COMMENCEMENT OF RENT

         Tenant's obligation to pay Rent under the Lease shall not commence until the Commencement Date provided, however, that if Landlord shall be delayed in rendering the Leased Premises Ready for Occupancy beyond the Commencement Date set out in Section 2 of this Lease as a result of one or more of the following:

                  (a) Tenant's failure to devote the time or furnish the information required in connection with the space plan for the Tenant Work; or

                  (b) Tenant's failure to timely deposit the estimated costs for the Additional Work within the time period specified in Paragraph 2 above; or

                  (c) Tenant's changes in the Tenant Work, in the space plan relating thereto, or in the plans for the Additional Work (notwithstanding Landlord's approval of any such changes); or

                  (d) Any other act or omission by Tenant or its agents;

then and in any such event, Tenant's obligation to commence the payment of Rent under the Lease on the Commencement Date provided for in Section 2 shall not be affected or deferred on account of such delay.

         4.       ALTERNATE COMMENCEMENT DATE

         If Landlord is unable to cause the Leased Premises to be Ready for Occupancy by the Commencement Date for reasons other than those set out in subsection (a) through (d) of Paragraph 3 above then the Landlord shall give five (5) business days notice of the date on which the Premises shall be Ready for Occupancy and the Commencement Date of the Lease shall be on the first date after the expiration of such five (5) business day period that the Leased Premises are Ready for Occupancy; provided, however if the date the Leased Premises are Ready for Occupancy is not the first day of a month, then the Commencement Date shall be the first day of the month immediately following the date the Leased Premises are Ready for Occupancy. In no event shall the Commencement Date be prior to July 1, 1994. The period between the date the Leased Premises are Ready for Occupancy and the Commencement Date shall be deemed to be the Interim Lease Term and Tenant shall be obligated to pay Rent for such Interim Lease Term on a pro rata basis based on the Base Rent for the first full month of the Term and Tenant shall hold the Leased Premises during the Interim Lease Term under all of the other terms and conditions of this Lease. In the event the Commencement Date set out in Section 2 of the Lease is changed as provided for in this Paragraph 4 then (i) if the Leased Premises are Ready for Occupancy after the Commencement Date set out in Section 2 of the Lease then the Expiration Date of the Lease as provided for in Section 2 of the Lease shall be extended such that beginning with the adjusted Commencement Date the Term shall extend for the number of months set out in Section 2 of the Lease, or (ii) if the Leased Premises are Ready for Occupancy prior to the Commencement Date set out in Section 2 of the Lease then at Tenant's option or if Tenant occupies any portion of the Premises the Commencement Date shall be adjusted as provided for in this Paragraph 4, however the Expiration Date shall remain as set out in Section 2 of the Lease. In either such event, Tenant shall, at Landlord's request, execute a Memorandum of Commencement Date in which the parties specify the Commencement Date and Expiration Date of the Lease.

         "Ready for Occupancy" as used herein shall mean the date on which Landlord shall have substantially completed all its work outlined in this Work Letter. The issuance of a Certificate of Occupancy (or its equivalent) for the Leased Premises or a certificate from Landlord's architect or space planner certifying substantial completion of the work shall conclusively control the date the Leased Premises are substantially complete and the date on which the Leased Premises are Ready for Occupancy. Landlord agrees to use its best efforts to provide Tenant with at least fifteen (15) days' prior notice of the date the Leased Premises are expected to be Ready for Occupancy. Landlord's undertaking to provide fifteen (15) days' prior notice to Tenant shall not change, alter, or otherwise affect Tenant's obligations under this Lease.

         5.       MISCELLANEOUS

         (a) Except to the extent otherwise indicated herein, the initially capitalized terms used in this Tenant Improvement Work Agreement shall have the meanings assigned to them in the Lease.

         (b) The terms and provisions of this Tenant Improvement Work Agreement are intended to supplement and are specifically subject to all the terms and provisions of the Lease. In the event of conflict between the terms of this Tenant Improvement Work Agreement and the Lease, then the provisions of the Lease shall govern.

         (c) Prior to the date the Leased Premises are Ready for Occupancy, Landlord's contractor and Tenant shall inspect the Leased Premises and jointly complete a "punch list" of incomplete or defective work and thereafter Landlord shall exercise due diligence to cause such punch list items to be completed.

         (d) This Tenant Improvement Work Agreement may not be amended or modified other than by supplemental written agreement executed by authorized representatives of the parties hereto.

         (e) Tenant shall not be entitled to any credits, whether in the form of materials or money, for unused work or materials.

         (f) All standard Tenant Work shall be performed in accordance with Exhibit D-1.

         (g) Landlord's approval of Tenant's plans or the Tenant Work shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities, including but not limited to the Americans with Disabilities Act.

         Notwithstanding the foregoing, to the extent that (i) the Leased Premises do not comply with any laws, rules and regulations of government agencies or authorities on the Commencement Date (ii) any such governmental agency or authority subsequently requires the Leased Premises be modified to comply with such laws, rules and regulations and (iii) such modification is not required due to a change in tenant's operations, Landlord shall cause such modifications to be undertaken at its cost and expense provided that Tenant cooperates with Landlord in undertaking of the same.

CONCORD COMMUNICATIONS, INC.,
a Massachusetts corporation ("Tenant")


By: __________________________
    Its: Vice President, Finance

JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY,
a Massachusetts corporation
By:   HANCOCK REALTY INVESTORS, INC.,
      a Massachusetts corporation ("Landlord")
      Its: Agent


By: _____________________________
    Meliha E. Armour
    Its: Associate

                                 EXHIBIT D-1 (a)

                                 EXHIBIT D-1 (c)

                                  Scope of Work
                                  -------------

                             Concord Communications
                             ----------------------

Demolition
----------

Remove all existing walls, carpet, electrical and HVAC as required-to accommodate the new office layout plan as shown on Exhibit D-1 (a) and (b).

Remove all materials from the site including the miscellaneous construction debris from previous renovations.

Carpentry
---------

Install all wood blocking as required. Provide a shelf and rod in the two (2) coat closets. Provide a plywood mounting board in the telephone room. Install approximately 14 feet of base and upper cabinets with counter tops and door hardware (building standard white) in the coffee/break areas.

Doors, Frames & Hardware
------------------------
Hollow Metal Frames
-------------------

Quantity 53 hollow frames for interior door units. Sidelights shall be 12" x 88". Quantity 4 hollow metal frames for double doors (6' x 8' 1" x 5-3/4")

Quantity 17 hollow metal frames (3' x 8' 1" x 1-3/4/") DOORS All doors shall be solid core oak doors (3' x 8' 1" x 1-3/4")

Hardware
--------

Install Russwin mortise sets.
Interior doors shall have lever passage sets.
Exterior doors shall have deadbolts.
Double doors shall have one flushbolt and passage set.
Exterior doors shall have door closers.
All doors shall have silencers and door stops.
Door hardware to be brushed aluminum.

Glass and Glazing
-----------------

Install 1/2" laminated butt glass as shown for Boardroom, Conference Room, and Main Entrance. Glass doors shall be at least 38" wide. All hardware shall be provided by contractor. Install 53 side light panels.

Finishes
--------

Drywall shall be, 5/8" gypsum wall board with 3-5/8" metal studs.
Interior partitions are floor to ceiling. "J" channels shall be provided at the top elevation of all interior partitions where they butt to the underside of the ceiling. Exterior partitions shall be fire rated as required by code and shall be insulated.

Ceilings
--------

Existing ceiling grid to remain.
Replace all damaged grid where needed. Replace all missing or damaged ceiling tiles.

Flooring
--------

Carpet shall be Stratton Design Series, cut pile 26 oz. (one color) VCT shall be Armstrong.
Vinyl base shall be Armstrong, 4" straight on carpet; 4" cove on VCT.

Painting
--------

All interior drywall shall receive primer and two (2) coats of paint (one color). Hollow metal frames shall receive primer and finish coat of paint. All interior doors shall receive stain and two (2) coats of polyurethane. All window sills shall be sanded and shall receive two (2) coats of polyurethane.

Fire Protection
---------------

All work shall be performed in accordance with N.F.P.A. requirements.
Piping shall be concealed above the acoustical ceilings with surface mounted chrome pendant sprinkler heads.
Sprinkler heads to be added and/or relocated to provide appropriate coverage for the new layout.

Heating, Ventilating and Air Conditioning
-----------------------------------------

Provide appropriate HVAC distribution for the premises. Reuse existing diffusers, flex duct, controls as appropriate. Add new diffusers, flex duct, and controls to develop a complete system (at least one diffuser and return air grille in each office.)

Plumbing
--------

Install one (1) stainless steel sink, faucet, and hot water heater in Coffee Area "Q" with appropriate water piping and venting.

Electrical/Fire Alarm Systems
-----------------------------

All electrical systems shall meet the National Electric Code and the Massachusetts codes.

Demolish all electrical switches, receptacles, exit signs, emergency lights, thermostats, and floor outlets.

Rework all existing lighting. Supply and install 180 2' x 4' 277 V 3 Lamp 30 Cell parabolic light fixtures to meet building standard.
Supply and install exit lights and emergency lights with battery packs.
Rework the fire alarm system. Fire alarm horn/lights to meet ADA standards. Pull stations shall be installed to meet ADA height requirement.

Supply and install new wiring to each area as noted on Exhibit D-1(d) and all code required outlets in premises.

Supply and install new meter and distribution panels for third floor premises.

                                    EXHIBIT E
                                    ---------
                         ACCEPTANCE LETTER (SAMPLE ONLY)
                         -------------------------------

Tenant:


Date:


RE: Lease Agreement (the "LEASE') dated ________________ by and between JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation ____________ ("Landlord") and _______________ ("Tenant") on the Leased Premises located at
____________________________.


This is to advise that the undersigned, as Tenant, has inspected the improvements at the above-referenced Leased Premises and hereby confirms the following:

1. That it has accepted possession of the Leased Premises pursuant to the terms of the Lease.

2. That the improvements and space required to be furnished according to the aforesaid Lease have been completed and supplied in all respects.

3.       That the Landlord has fulfilled all of its obligations under the Lease.

4.       That no Rent has been prepaid except as provided by the Lease.

5. That there are no existing defenses or offsets which the undersigned has against the enforcement of said Lease by the Landlord.

6. That the aforesaid Lease has not been modified, altered or except as follows:

7. That the Rent commenced to accrue on the _____ day of ____________ 19__. The primary Lease Term expires on the _____ day of _______________ 19__.

8.       That the Lease is now in full force and effect.

("Tenant")


------------------------------
By:

                                    EXHIBIT F
                                    ---------
                        JANITORIAL AND CLEANING SERVICES
                        --------------------------------


Landlord shall furnish janitorial and cleaning services adequate to keep the demised premises clean at all times, subject, however, to the following minimum requirements:

1        Daily cleaning routine:

         Empty waste baskets and other waste receptacles. Empty ash trays and wipe clean. Dust railings, ledges, furniture, phones and cabinets. Sweep floors and steps, vacuum carpet traffic areas. Spot clean doors, walls and glass. Remove rubbish. Toilets and lavatories--clean bowls, basins, seats, urinals, partitions and walls; damp mop floors, polish fixtures, dispensers, mirrors and other polished surfaces; and replenish all dispensers.

2.       Other routines:

         Scrub and wax resilient floors, outside of business hours, monthly. Wash windows inside and outside at least annually.

3.       Areas not included:

         Kitchen areas will only be swept, mopped and have the trash removed. An extra charge will be required for any special janitorial needs over and above "NORMAL" cleaning practices.

                                    EXHIBIT G
                                    ---------
                               BASE RENT SCHEDULE
                               ------------------


Years 1-3                          $233,664.00 per year;
                                   ($19,472.00 per month, $12.00 per rentable square foot)

Years 4-5                          $253,136.00 per year;
                                   ($21,094.67 per month, $13.00 per rentable square foot)